Exhibit 10.1

EXECUTION

LOAN AND SECURITY AGREEMENT

AMONG

FEAC AGENT, LLC

as Administrative Agent and Collateral Agent

FEF DISTRIBUTORS, LLC

as Lead Arranger

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

XCEL BRANDS, INC.,

as Borrower

and

JR LICENSING, LLC,

H LICENSING, LLC,

H HALSTON IP, LLC

C WONDER LICENSING, LLC,

XCEL DESIGN GROUP, LLC,

HALSTON HOLDING COMPANY, LLC

AND

XCEL IP HOLDINGS, LLC

as Guarantors

Dated: December 12, 2024

i

	7.9	Taxes; Charges	53
	7.10	Payment of Obligations	54
	7.11	ERISA	54
	7.12	Litigation	54
	7.13	Intellectual Property	54
	7.14	Full Disclosure	55
	7.15	Hazardous Materials	55
	7.16	Insurance	55
	7.17	Deposit and Disbursement Accounts	55
	7.18	Accounts	56
	7.19	Conduct of Business	56
	7.20	Material Contracts	56
	7.21	Further Assurances	56
	7.22	Use of Proceeds	56
	7.23	Independent Manager Agreements	57
	7.24	Blocked Account	57
	7.25	Subsidiaries	57
	7.26	PATRIOT Act; FCPA; OFAC	57

8.	FINANCIAL REPORTS; FINANCIAL COVENANTS		58
	8.1	Reports and Notices	58
	8.2	Financial Covenants	59
	8.3	Other Reports and Information	59

9.	NEGATIVE COVENANTS		60
	9.1	Limitation on Fundamental Changes	60
	9.2	Limitation on Disposition of Property	60
	9.3	Limitation on Restricted Payments	61
	9.4	Limitation on Investments	61
	9.5	Limitation on Transactions with Affiliates	62
	9.6	Limitation on Sales and Leasebacks	62
	9.7	Limitation on Negative Pledge Clauses	63
	9.8	Limitation on Restrictions on Subsidiary Distributions	63
	9.9	Limitation on Lines of Business	63
	9.10	Limitations on Indebtedness	63
	9.11	Restrictions on Liens	64
	9.12	Modifications	64
	9.13	Changes in Accounting Principles and Fiscal Periods	65

10.	SECURITY INTEREST		65
	10.1	Grant of Security Interest	65
	10.2	Agents’ Rights	67
	10.3	Administrative Agent’s Appointment as Attorney-in-Fact	68
	10.4	Grant of License to Use Intellectual Property Collateral	68
	10.5	Terminations; Amendments Not Authorized	68
	10.6	Inspections	68
	10.7	IP Appraisal	69

11.	TERM		69
	11.1	Term of Agreement	69
	11.2	Termination of Lien	69
	11.3	Release of Lien	70

12.	EVENTS OF DEFAULT		70
	12.1	Events of Default	70
	12.2	Remedies	72
	12.3	Waivers	73
	12.4	Proceeds	73

13.	AGENTS		74
	13.1	Appointment and Duties	74
	13.2	Binding Effect	75
	13.3	Use of Discretion	76
	13.4	Delegation of Rights and Duties	76
	13.5	Reliance and Liability	76
	13.6	Agent Individually	78
	13.7	Lender Credit Decision	79
	13.8	Expenses; Indemnities; Withholding	79
	13.9	Resignation of Agent	80
	13.10	Release of Collateral or Guarantors	80
	13.11	Erroneous Payments	81

14.	MISCELLANEOUS		83
	14.1	No Waiver; Cumulative Remedies	83
	14.2	Amendments and Waivers	83
	14.3	Expenses; Indemnity	85
	14.4	Guaranty	86
	14.5	Waivers	87
	14.6	Benefit of Guaranty	87
	14.7	Subordination of Subrogation	87
	14.8	Election of Remedies	87
	14.9	Liability Cumulative	88
	14.10	Waiver of Subrogation	88
	14.11	Assignments and Participations; Binding Effect	88
	14.12	Set-off; Sharing of Payments	91
	14.13	Creditor-Debtor Relationship	91
	14.14	Actions in Concert	92
	14.15	Descriptive Headings	92
	14.16	Notices	92
	14.17	Severability	92
	14.18	Entire Agreement; Counterparts	92
	14.19	SUBMISSION TO JURISDICTION	93
	14.20	WAIVER OF TRIAL BY JURY, CERTAIN DAMAGES AND SETOFFS	93
	14.21	GOVERNING LAW	94

14.22	Reinstatement	94
14.23	PATRIOT Act; Know Your Customer	94
14.24	Acknowledgement and Consent to Bail-In of Lenders	94
14.25	Intercreditor Agreement	95

INDEX OF EXHIBITS AND SCHEDULES

Schedule I	-	Conditions Precedent
Schedule II	-	Financial Covenants
Schedule III	-	Addresses for Notices
Schedule IV	-	Commitments
Exhibit A-1	-	Form of Initial Term Loan A Note
Exhibit A-2		Form of Term Loan B Note
Exhibit A-3		Form of Delayed Draw Term Loan A Note
Exhibit B	-	Form of Borrowing Base Certificate
Exhibit C	-	Form of Certificate of Compliance
Exhibit D		Form of Power of Attorney
Exhibit E	-	Form of Quarterly Royalty Collections Report
Exhibit F	-	Form of Assignment Agreement
Disclosure Schedule 7.2	-	Names, Organizational Information and Collateral Locations
Disclosure Schedule 7.6	-	Real Estate
Disclosure Schedule 7.7	-	Ventures, Subsidiaries and Affiliates
Disclosure Schedule 7.9	-	Taxes
Disclosure Schedule 7.12	-	Litigation
Disclosure Schedule 7.13	-	Intellectual Property
Disclosure Schedule 7.15	-	Environmental Matters
Disclosure Schedule 7.16	-	Insurance
Disclosure Schedule 7.17	-	Deposit and Disbursement Accounts
Schedule 7.27	-	Post-Closing Covenants
Disclosure Schedule 9.10		Indebtedness
Disclosure Schedule 9.11	-	Permitted Liens

v

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement is made as of December 12, 2024 by and among XCEL BRANDS, INC., a Delaware corporation (“Borrower”), each other Credit Party executing or becoming a party to this Agreement, the financial institutions from time to time party to this Agreement (collectively, “Lenders” and individually, each a “Lender”), FEAC Agent, LLC (“FEAC”) as administrative agent and collateral agent for Lenders (FEAC in such capacity together with its successors and assigns in such capacity, “Administrative Agent”) and Restore Capital, LLC (“Restore”) as agent for the Term Loan B Lenders (in such capacity, “Term Loan B Agent”).

BACKGROUND

Borrower has requested that (a) the Initial Term Loan A Lenders extend credit to Borrower in the form of the Initial Term Loan A on the Closing Date in an aggregate principal amount of $3,950,245.90, (b) the Term Loan B Lenders extend credit to Borrower in the form of the Term Loan B on the Closing Date in an aggregate principal amount of $4,000,000 and (c) the Delayed Draw Term Loan A Lenders extend credit to Borrower in the form of the Delayed Draw Term Loan A on the Delayed Draw Term Loan A Funding Date in an aggregate principal amount of $2,049,754.10.

Lenders have indicated their willingness to extend credit to the Borrower on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings and terms and conditions contained herein, the parties hereto agree as follows:

1.DEFINITIONS

1.1General Definitions.  When used in this Agreement, the following terms shall have the following meanings:

“Account Debtor” means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

“Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

“Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or of any business or a division of a Person, (b) the acquisition of Intellectual Property from another Person (without regard to whether such Intellectual Property constitutes all or substantially all of such Person’s assets or Intellectual Property), (c) the acquisition of all or a portion of the Equity Interests of any Person, or (d) a merger or consolidation or other combination with another Person.

“Acquisition Documentation” means with respect to an Acquisition (a) notice to Agents of such Acquisition setting forth in reasonable detail the terms and conditions of such Acquisition, pro forma financial statements of Borrower and the Included Subsidiaries after giving effect to the consummation of such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith and to the extent available, a due diligence package with respect to such Acquisition, in each case, prior to closing of such Acquisition; (b) a certificate of a Responsible Officer of Borrower demonstrating on a pro forma basis, after giving effect to the consummation of such Acquisition, compliance with the Financial Covenants set forth on Schedule II calculated as of the last day of the most recent completed Fiscal Quarter for which financial statements have been delivered; (c) to the extent available, such other information agreements, instruments and other documents as Agents may reasonably request; and (d) as soon as available, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated including any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith and, to the extent required under the related acquisition agreement, all consents and approvals from applicable Governmental Authorities and other Persons.

“Actual Revenues” means the amount of all revenues recognized by the Borrower and the Included Subsidiaries from Revenue Licenses during the relevant period, as determined in accordance with GAAP; provided that, notwithstanding the foregoing, Actual Revenues attributable to the Halston brand shall not include any deferred revenue.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affiliate” means with respect to any Person (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners.  For the purpose of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent Report” has the meaning given to such term in Section 13.5(c).

“Agents” means the collective reference to Administrative Agent and Collateral Agent. Singular references in this Agreement to an “Agent” refer to the Administrative Agent and/or the Collateral Agent, as the context may require.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Agents.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction to the extent applicable to any Credit Party or any of Subsidiary of a Credit Party from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Agent” means Administrative Agent or Collateral Agent, as context requires.

“Applicable Margin” means with respect to (a) each Term Loan A that is (i) a SOFR Loan, eight and one half percent (8.5%) per annum and (ii) a Base Rate Loan, seven and one half percent (7.5%) per annum, and (b) each to Term Loan B that is (i) a SOFR Loan, thirteen and one half percent (13.5%) per annum and (ii) a Base Rate Loan, twelve and one half percent (12.5%) per annum.

“Approved Appraiser” means each of (i) Hilco and (ii) any other independent appraiser selected by the Agents in their sole discretion and engaged by or on behalf of the Agents.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” has the meaning given to such term in Section 14.11(b).

“Assignment Agreement” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 14.11 (with the consent of any party whose consent is required by Section 14.11), accepted by Administrative Agent, substantially in the form of Exhibit F or any other form approved by Administrative Agent.

“Availability Block” means $3,000,000.

“Bail-In Action” means  the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means:

(a)with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union,

the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule;

(b)in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)in relation to the United Kingdom, the UK Bail-In Legislation.

“Bankruptcy Code” means  Title 11 of the United States Code (11 U.S.C. § 101, et seq.).

“Bankruptcy Event” means with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or a corporate statutory arrangement proceeding having similar effect, is subject to, or any Person that directly or indirectly controls such Person is subject to, a forced liquidation, or has had a receiver, manager, controller, conservator, trustee, administrator, examiner, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or any substantial part of its assets, or, in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bank Account” means a checking, NOW or money market account or any other account on which Borrower can draw checks with an office of Agent in the United States.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest published by the Wall Street Journal as the “WSJ Prime Rate”, (b) the Federal Funds Rate for such day, plus 0.50%, and (c) 2.00%.  Any change in the WSJ Prime Rate or the Federal Funds Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loans” means those Loans bearing interest based upon the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Blocked Account” has the meaning given to such term in Section 7.24.

“Board Voting Interests”  means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to, or otherwise necessary or helpful in the collection of or realization upon, the Collateral or Borrower’s business.

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Borrowing Base” means at any time of calculation, an amount (expressed as the Dollar amount thereof) equal to (but not less than zero):

(a)the product of the Intellectual Property Advance Rate multiplied by the Net Orderly IP Liquidation Value of Eligible Intellectual Property of the Credit Parties at such time; provided that, the value of the Borrowing Base attributed to this clause (a) with respect to (i) Intellectual Property comprising the Judith Ripka brand and the Christie Brinkley brand, on an individual basis, shall not exceed the lesser of (x) ten percent (10%) of the Borrowing Base and (y) $1,000,000 and (ii) Intellectual Property comprising the C. Wonder brand shall not exceed the lesser of (x) forty percent (40%) of the Borrowing Base and (y) $4,000,000;

minus

(b)the aggregate amount of all Reserves established by the Administrative Agent in accordance with this Agreement at such time;

minus

(c)the Availability Block.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling any Lender.

“Capital Expenditures” means all payments or accruals (including obligations under capital leases) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Cash Equivalents” means:

(a)US Dollars;

(b)securities and other obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; and

(c)certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and eurocurrency time deposits with maturities of one year or less from the date of acquisition, in each case, with any Lender or with any domestic or foreign bank having, or which is a banking subsidiary of a domestic or foreign bank holding company or any branch of a foreign bank in the US having, capital and surplus of not less than $500,000,000 (or its foreign currency equivalent);

(d)deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (c) of this definition, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation; and

(e)investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (d) above.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Board Voting Interests (or other securities convertible into such Board Voting Interests) representing 51% or more of the combined voting power of all Board Voting Interests of Borrower; (b) during any period of up to 12 consecutive months, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower, (c) any event, transaction or occurrence as a result of which Borrower ceases to have the power, alone or in conjunction with others, directly or indirectly, through voting securities, by contract or otherwise, to direct or cause the direction of a Credit Party’s management and policies. As used in this definition of “Change of Control”, Borrower shall be deemed to be a reference to Borrower or any other Credit Party.

“Change of Management” means Robert W. D’Loren shall no longer have the duties of the Chairman of the Board of Directors of Borrower.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of a Credit Party, (d) the ownership or use of any assets by a Credit Party, or (e) any other aspect of a Credit Party’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Closing Date” means the Business Day on which the conditions precedent set forth in Sections 6.1 and 6.2 have been satisfied or specifically waived in writing by Administrative Agent.

“Collateral” has the meaning given to such term in Section 10.1.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, and/or (b) any landlord of real property leased by any Credit Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such real property, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such real property, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Collateral Agent” means FEAC Agent, LLC and its successors and assigns.

“Comfortex Settlement Agreement” means that certain Settlement Agreement, dated as of July 30, 2024, by and between Comfortex Company Limited, a Hong Kong limited company, the Borrower, and H Company IP, a Delaware limited liability company.

“Comfortex Settlement Amount” means the “Settlement Amount” as defined in the Comfortex Settlement Agreement.

“Commitment” means, for each Lender, such Lender’s Term Loan A Commitment, and such Lender’s Term Loan B Commitment.

“Commitment Percentage” means, (a) as to any Initial Term Loan A Lender, such Initial Term Loan A Lender’s Initial Term Loan A Percentage, (b) as to any Delayed Draw Term Loan A Lender, such Delayed Draw Term Loan A Lender’s Delayed Draw Term Loan A Percentage, and (c) as to any Term Loan B Lender, such Term Loan B Lender’s Term Loan B Percentage, and once each Term Loan has been funded, Commitment Percentages shall be determined for such Term Loan by reference to the outstanding principal balances thereof as of any date of determination rather than the Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1, et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit C hereto.

“Contingent Acquisition Obligations” means the aggregate cash consideration paid by Credit Parties with respect to Acquisitions consummated after the Closing Date in connection with earnouts and other payments which are triggered by financial performance by any Credit Party.

“Continuing Directors” means in the case of the Borrower and, with respect to any period, the directors of the Borrower on the first day of such period and each other director if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.  As used in this definition of “Continuing Directors”, Borrower shall be deemed to be a reference to Borrower, or any direct or indirect holding company of Borrower.

“Contracts” means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” means, with respect to any Person, (a) the Organizational Documents of such Person and (b) any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means, with respect to any Deposit Account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agents, among Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Administrative Agent.

“Credit Parties” means Borrower and each Guarantor.

“C Wonder” means C Wonder Licensing, LLC, a Delaware limited liability company.

“C Wonder HSN License” means the license agreement dated as of August 16, 2022, by and among HSNi, LLC, C Wonder and the Borrower.

“CB HSN License” means the license agreement dated as of December 1, 2023, by and between HSNi LLC, Xcel Design and the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code and other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, administration, administrative receivership, scheme of arrangement, examinership, reorganization, dissolution, winding up, compromise, arrangement or similar debtor relief or insolvency laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally and including the statutory arrangement provisions of any corporations statute having similar effect.

“Default” means any act or event which, with the giving of notice or passage of time or both, would unless cured or waived become an Event of Default.

“Default Rate” means the sum of (a) the applicable Interest Rate in effect from time to time as respects each Loan and (b) two percent (2.00%).

“Delayed Draw Term Loan A” has the meaning given to such term in Section 2.2(c).

“Delayed Draw Term Loan A Commitment” means as to any Delayed Draw Term Loan A Lender, the obligation of such Delayed Draw Term Loan A Lender to make a Delayed Draw Term Loan A to Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Delayed Draw Term Loan A Commitment” opposite such Delayed Draw Term Loan A Lender’s name on Schedule IV.  The original aggregate amount of the Delayed Draw Term Loan A Commitments as of the Closing Date is $2,049,754.10.  Immediately following the occurrence of the Delayed Draw Term Loan A Funding Date the aggregate amount of the Delayed Draw Term Loan A Commitments shall be $0.

“Delayed Draw Term Loan A Funding Date” means a Business Day to be mutually agreed upon by the Administrative Agent and the Borrower promptly following the satisfaction or waiver of each of the conditions in Section 6.3 of this Agreement in accordance with the terms hereof.

“Delayed Draw Term Loan A Lenders” means each Lender that has a Delayed Draw Term Loan A Commitment or is the holder of a Delayed Draw Term Loan A.

“Delayed Draw Term Loan A Note” means each promissory note of Borrower substantially in the form of Exhibit A-3.

“Delayed Draw Term Loan A Percentage” means with respect to any Delayed Draw Term Loan A Lender, the percentage which the aggregate principal amount of such Delayed Draw Term Loan A Lender’s Delayed Draw Term Loan A then outstanding constitutes of the aggregate principal amount of the Delayed Draw Term Loan A of all Delayed Draw Term Loan A Lenders then outstanding.

“Delayed Draw Term Loan A Unused Commitment Fee” has the meaning given to such term in Section 5.1(c)(ii).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

“Directed Enforcement Conditions” means each of the following conditions:

(a)any of the following Events of Default has occurred and is continuing: (i) an Event of Default under Section 12.1(a) with respect to any required payment of principal of, or interest on, the Term Loans, (ii) an Event of Default under Section 12.1(c)(i) in respect of Section 8.1(h), (iii) an Event of Default under Section 12.1(f), or (iv) an Event of Default under Section 12.1(c)(i) in respect of Section 8.2;

(b)the Inaction Period shall have expired;

(c)the Administrative Agent shall not have commenced and be diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Collateral (including (i) any action to enforce its Liens on the Collateral or (ii) seeking in good faith relief from the automatic stay (or any other stay) in any bankruptcy or insolvency proceeding involving any of the Credit Parties with respect to all or a material portion of the Collateral) pursuant to, and in accordance with the terms of this Agreement and the other Loan Documents; and

(d)in any bankruptcy or insolvency proceeding involving any of the Credit Parties, such Credit Parties have not entered into, and are not diligently seeking to enter into, a Post-Petition Financing that is provided, endorsed or supported by Term Loan A Lenders constituting Required Term Loan A Lenders (or by Affiliates of such Term Loan A Lenders).

“Disclosure Schedules” means the Disclosure Schedules prepared by Borrower and denominated as Disclosure Schedules 7.2 through 9.11 in the Index of Exhibits and Schedules to this Agreement.

“Disposition” means with respect to any assets, any sale, license, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars”, “dollars” and “$” each mean the lawful money of the United States of America.

“Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“Eligible Assignee” means (a) any Lender, any Affiliate of a Lender and any Approved Fund and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of its business; provided, that “Eligible Assignee” shall not include (i) any natural Person or (ii) any Credit Party or any of its Affiliates.

“Eligible Intellectual Property” means at any time, the Intellectual Property of a Credit Party that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in its sole discretion to address the results of any audit, field examination or appraisal performed by or on behalf of the Administrative Agent from time to time after the Closing Date.  Except as otherwise agreed by Administrative Agent, in its sole discretion, the following items of Intellectual Property shall not be included in Eligible Intellectual Property:

(a)Intellectual Property which is not subject to a first priority perfected Lien in favor of the Administrative Agent (other than with respect to the Halston Collateral, which Liens shall be subject to the terms of the G-III Intercreditor Agreement) (including, without limitation, filings at the U.S. Patent and Trademark Office, the U.S. Copyright Office);

(b)Intellectual Property which is subject to any Lien (other than Liens in favor of G-III on the Halston Collateral existing as of the Closing Date and Liens in favor of the Administrative Agent);

(c)Intellectual Property with respect to which any covenant, representation, or warranty contained in this Agreement or any other Loan Document has been breached or is not true in any material respect;

(d)Intellectual Property that is not solely owned by a Credit Party (including, for the avoidance of doubt, Intellectual Property related to (i) the Isaac Mizrahi brand and (ii) the Longaberger brand) or a Credit Party does not have good and valid title thereto;

(e)Intellectual Property with respect to which any Person other than any Credit Party shall have any direct or indirect ownership, interest (excluding the license of the Halston Collateral to G-III pursuant to the G-III License Agreement as in effect on the Closing Date and other non-exclusive licenses in the ordinary course of business with respect to sales, marketing, distribution and manufacturing) or claim to title;

(f)Intellectual Property which has not been validly issued or registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable;

(g)Intellectual Property which was not included in the most recent appraisal of the Credit Parties’ Intellectual Property performed by an appraiser reasonably satisfactory to the Administrative Agent or as to which the Administrative Agent has not completed its legal and business due diligence (as determined by the Administrative Agent in its sole discretion); or

(h)Intellectual Property which the Administrative Agent in its sole discretion otherwise determines is ineligible.

“Employment Agreement” means any employment agreement with a spokesperson or key principal of a Credit Party whose name or likeness is associated with the Intellectual Property which is included in the IP Appraisal and in any event excluding the employment contracts for any natural person who is an officer of a Credit Party but whose name or likeness is not associated with the Intellectual Property of a Credit Party.

“Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person, and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“Equipment” means all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“Equity Interests” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common Equity Interests, preferred Equity Interests, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Equity Interests Holder” means, as respects each Person, each holder of Equity Interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party of any notice, or the receipt by any Multiemployer Plan from any Credit Party of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 13.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 13.11(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 13.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 13.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 13.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning given to such term in Section 12.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means any (a) zero balance accounts, (b) payroll accounts, (c) trust accounts, (d) employee benefits accounts, (e) 401(k) accounts, (f) pension fund accounts, (g) tax withholding accounts (to the extent maintained by a Credit Party exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities), (h) cash collateral accounts subject to Liens permitted pursuant to clause (i) of the definition of “Permitted Liens”, and (i) other Deposit Accounts and Securities Accounts so long as the aggregate amount held in all such Deposit Accounts and Securities Accounts that are not otherwise under the control (as such term is used in Section 9.104 of the UCC) of Administrative Agent does not exceed $100,000 for any consecutive three (3) Business Day period at any one time outstanding.

“Excluded Assets” means a collective reference to:

(a)any interest in leased real property;

(b)any intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under United States federal law; provided, however, any proceeds, products, substitutions or replacements of such items shall constitute Collateral;

(c)cash collateral that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent and for so long as the agreements governing such deposit or pledge prohibit the existence of a Lien therein (it being understood that immediately upon the ineffectiveness, lapse, termination, or other cessation of any such prohibition such cash collateral shall no longer constitute “Excluded Assets”);

(d)any asset (including any governmental licenses or state or local franchises, charter and authorization) if the granting of a security interest or pledge under the Loan Documents in such asset would be prohibited by any law, rule or regulation or agreements with any Governmental Authority or would require the consent, approval, license or authorization of any Governmental Authority unless such consent, approval, license or authorization has been received (except to the extent such prohibition or restriction is ineffective under the UCC or any similar applicable law in any relevant jurisdiction and other than proceeds thereof, to the extent the assignment of such proceeds is effective under the UCC or any similar applicable law in any relevant jurisdiction notwithstanding any such prohibition or restriction);

(e)(i) any lease or other agreement relating to a purchase money obligation, capital lease or sale/leaseback, or any Property being leased or purchased thereunder, or the proceeds or products thereof and (ii) any license or other agreement not referred to in clause (i) (or any rights or interests thereunder), in each case, to the extent that a grant of a security interest therein under the Loan Documents would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than a Credit Party) (except to the extent such restriction is ineffective under the UCC and any similar law in any relevant jurisdiction and other than proceeds and products thereof, to the extent the assignment of such proceeds and products is expressly deemed effective under the UCC and any similar law in any relevant jurisdiction notwithstanding any such restriction); and

(f)the assets of an Excluded Subsidiary.

“Excluded Equity Interests” means any (a) Equity Interests of Excluded Subsidiaries (other than IM Topco) and (b) an voting Equity Interests in excess of 65% of the outstanding voting stock of any Foreign Subsidiary.  For the purposes of this definition, “voting Equity Interests” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Subsidiary” means (a) IM Topco, LLC, (b) Longaberger Licensing, LLC, and (c) so long as it does not own any assets or engage in any business activities, each of IM Brands, LLC, The Beauty Solution, LLC, Tribe Cosmetics LLC, Xcel Acquisition  Co., LLC, Halston XL MD, LLC, Judith Ripka Fine Jewelry, LLC, Judith Ripka Fine Jewelry Digital, LLC, Gold Licensing, LLC, Q Optix, LLC, Xcel-CT MFG, LLC and AHX Beauty LLC.

“Excluded Swap Obligation” means with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means  any of the following Taxes imposed on or with respect to an Agent or any Lender , or required to be withheld or deducted from any payment to any such recipient: (a) Taxes imposed on (or measured by) net income (however denominated), franchise

Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US Federal withholding Taxes that are imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 3.4, and (d) any US Federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the IRC, any current or future regulations or official interpretations thereof, any intergovernmental agreements with respect thereto, any law, regulation, or other official guidance enacted in a non-US jurisdiction pursuant to an intergovernmental agreement with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any law, regulation, or other published administrative guidance implementing an intergovernmental agreement entered into in connection with the implementation of such sections of the IRC.

“FCPA” means  United States Foreign Corrupt Practices Act of 1977.

“FEAC” has the meaning given to such term in the preamble to this Agreement.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to any such major national bank as Administrative Agent may select in its reasonable discretion on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain Fee Letter dated as of the date of this Agreement by and among the Agents, the Term Loan B Agent and the Borrower.

“Financial Statements” means income statement, balance sheet and statement of cash flows of (a) Borrower and the Included Subsidiaries, internally prepared for each Fiscal Month and Fiscal Quarter, (b) Borrower and its Subsidiaries, internally prepared for each Fiscal Month and Fiscal Quarter and (c) Borrower and its Subsidiaries, audited each Fiscal Year, in each case prepared in accordance with GAAP as it relates to financial statements prepared for any Fiscal Quarter or Fiscal Year.

“First Eagle Credit Fund Warrant” means that certain Xcel Brands, Inc. Common Stock Purchase Warrant, dated as of the Closing Date, issued by the Borrower, as “Company” in favor First Eagle Private Credit Fund SPV, LLC as “Holder”.

“First Eagle Opportunity Fund Warrant” means that certain Xcel Brands, Inc. Common Stock Purchase Warrant, dated as of the Closing Date, issued by the Borrower, as “Company” in favor First Eagle Credit Opportunities Fund SPV, LLC as “Holder”.

“First Eagle PEI Fund Warrant” means that certain Xcel Brands, Inc. Common Stock Purchase Warrant, dated as of the Closing Date, issued by the Borrower, as “Company” in favor First Eagle PEI Fund SPV, LLC as “Holder”.

“First Eagle Warrants” means each of the First Eagle Credit Fund Warrant, the First Eagle Opportunity Fund Warrant and the First Eagle PEI Fund Warrant.

“Fiscal Month” means any of the monthly accounting periods of each Credit Party.

“Fiscal Quarter” means any of the quarterly accounting periods of each Credit Party.

“Fiscal Year” means the 12 month period of each Credit Party ending on December 31 of each year.  Subsequent changes of the Fiscal Year of each Credit Party shall not change the term “Fiscal Year” unless Agent shall consent in writing to such change.

“Floor” means two percent (2.00%) per annum.

“Foreign Lender” means any Lender that is not a US Person.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.

“G-III” means, collectively, G-III Leather Fashions, Inc. and G-III Apparel Canada, ULC.

“G-III Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Closing Date, by and among G-III, Halston IP and the Administrative Agent.

“G-III License Agreement” has the meaning assigned to the term “License Agreement” in the G-III Intercreditor Agreement.

“GAAP” means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

“General Event of Default” means an Event of Default that is not a Specified Event of Default.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash Instruments and other property in respect of or in exchange for pledged Equity Interests and Investment Property, and rights of indemnification.

“Goods” means all “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, taxing, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group JS Shortfall Amount” has the meaning given to such term in Schedule II.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” means Xcel Holdings, JR Licensing, H Licensing, Halston Holdings, Halston IP, C Wonder, Xcel Design and each other Person which guarantees or supports the Obligations of any Credit Party to any Secured Party in connection with the transactions contemplated by this Agreement.

“Guaranty” means any agreement to perform all or any portion of the Obligations on behalf of Borrower, in favor of, and in form and substance satisfactory to Agent, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

“Halston Collateral” has the meaning assigned to such term in the G-III Intercreditor Agreement.

“Halston Holdings” means Halston Holding Company, LLC, a Delaware limited liability company.

“Halston IP” means H Halston IP, LLC, a Delaware limited liability company.

“Hazardous Material” means any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hazardous Waste” has the meaning given to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

“H Licensing” means H Licensing, LLC, a Delaware limited liability company.

“HSN Agreements” means each of the C Wonder HSN License and the CB HSN License.

“IM Topco” means IM TOPCO, LLC, a Delaware limited liability company.

“Inaction Period” means the period of time commencing upon the date of the Administrative Agent’s receipt of a written notice from the Required Term Loan B Lenders that an Event of Default described in clause (a) of the definition of “Directed Enforcement Conditions” has occurred and is continuing and ending on the date that is thirty (30) days after the date of receipt of such notice; provided that such Inaction Period shall be tolled for any period prior to the commencement of any bankruptcy or insolvency proceeding that the Secured Parties are stayed or otherwise prohibited by any applicable requirements of law from exercising remedies with respect to the Collateral. Such written notice from the Required Term Loan B Lenders to the Administrative Agent shall reference this Agreement and declare that the “Inaction Period” has commenced.

“Included Subsidiary” means a Subsidiary of Borrower that is a party to this Agreement on the Closing Date or that becomes a party to this Agreement after the Closing Date.

“Indebtedness” of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’

acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 90 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under capital leases that are properly classified as a liability on a balance sheet in accordance with GAAP; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (vii) the Obligations.

“Indemnified Person” has the meaning given to such term in Section 14.3(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise defined in clause (a), Other Taxes.

“Independent Manager Agreements” means each Independent Manager Agreement between Carroll Services LLC and any SPE Guarantor, pursuant to which James P Carroll is appointed as the independent manager for such SPE Guarantor, in each case in form and substance satisfactory to Agent, as may be amended in accordance with the terms thereof.

“Initial Term Loan A” has the meaning given to such term in Section 2.2(a).

“Initial Term Loan A Commitment” means as to any Initial Term Loan A Lender, the obligation of such Initial Term Loan A Lender to make an Initial Term Loan A to Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Initial Term Loan A Commitment” opposite such Initial Term Loan A Lender’s name on Schedule IV.  The original aggregate amount of the Initial Term Loan A Commitments as of the Closing Date is $3,950,245.90.  Immediately following the occurrence of the Closing Date the aggregate amount of the Initial Term Loan A Commitments shall be $0.

“Initial Term Loan A Lenders” means each Lender that has an Initial Term Loan A Commitment or is the holder of an Initial Term Loan A.

“Initial Term Loan A Note” means each promissory note of Borrower substantially in the form of Exhibit A-1.

“Initial Term Loan A Percentage” means with respect to any Initial Term Loan A Lender, the percentage which the aggregate principal amount of such Initial Term Loan A Lender’s Initial Term Loan A then outstanding constitutes of the aggregate principal amount of the Initial Term Loan A of all Initial Term Loan A Lenders then outstanding.

“Instruments” means all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service marks, technology, internet domain name registrations and uniform resource locations (URLs) to which the registered domain names resolve, know-how and processes, recipes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Advance Rate” means, as of the Closing Date, fifty five percent (55%).  The Intellectual Property Advance Rate shall reduce by 137.5 basis points (1.375%) on the last day of each calendar quarter commencing with the calendar quarter ending March 31, 2026; provided that, the Intellectual Property Advance Rate shall be no less than forty five percent (45%).

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement made in favor of Administrative Agent by each applicable Credit Party.

“Intercreditor Agreement” means any intercreditor and subordination agreement in form and substance acceptable to the Agents from time to time with respect to Indebtedness of or Liens on assets of any Credit Party.

“Interest Payment Date” means the last Business Day of each calendar month.

“Interest Rate” means with respect to (a) each SOFR Loan, the sum of Term SOFR plus the Applicable Margin for such SOFR Loan, and (b) each Base Rate Loan, the sum of Base Rate plus the Applicable Margin for such Base Rate Loan; provided that, all Loans shall be SOFR Loans except as otherwise provided in Section 1.6(e).

“Inventory” means all “inventory”, as such term is defined in the UCC, now or hereafter owned or acquired by any Person, wherever located.

“Investments” has the meaning given to such term in Section 9.4.

“Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“IP Appraisal” means an appraisal (or update thereto) of the Intellectual Property owned by Credit Parties reasonably satisfactory to the Agents, conducted by an Approved Appraiser and received by the Administrative Agent.

“IP Office” means  each of the United States Patent and Trademark Office and the United States Copyright Office.

“IPX Capital” means IPX Capital, LLC.

“IPX Capital Indebtedness” has the meaning given to such term in Section 9.10(c).

“IRC” and “IRS” means respectively, the Internal Revenue Code of 1986, as amended, and the Internal Revenue Service, and any successors thereto.

“JR Licensing” means JR Licensing, LLC, a Delaware limited liability company.

“JTV” means America's Collectibles Network, Inc. d/b/a JTV(R), a Tennessee corporation.

“JTV Agreements” means each of (i) that certain License and Promotion Agreement, dated as of March 2, 2023, by and between JTV and JR Licensing, as amended by the Amendment to License and Promotion Agreement dated as of June 15, 2023, and as further amended by that Second Amendment to License and Promotion Agreement dated as of October 1, 2023, (ii) that certain License and Website Management Agreement, dated as of May 1, 2023, by and between JTV and JR Licensing, as amended by the Amendment to License and Website Management Agreement, dated as of September 1, 2023, and (iii) that certain Inventory Purchase Agreement, dated as of March 31, 2023, by and among JTV and the Borrower.

“Lender” has the meaning given to such term in the preamble to this Agreement.

“Letter-of-Credit Rights” has the meaning given to “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is at the time entitled to demand payment or performance.

“License” means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, security interest, charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including any lease or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Liquid Assets” means (a) assets (which are unencumbered except as permitted pursuant to the terms of the Loan Documents) in the form of cash and Cash Equivalents deposited in Deposit Accounts subject to a fully blocked Control Agreement, less (b) the amount of any Liens thereon and any unsatisfied judgment, writ, order of attachment, levy or garnishment entered or issued against Borrower or any of the Included Subsidiaries, plus (c) the aggregate outstanding Delayed Draw Term Loan A Commitments.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” means this Agreement, each Note, the Fee Letter, each Guaranty, each Power of Attorney, each Intellectual Property Security Agreement, the Pledge Agreement, each Control Agreement, the G-III Intercreditor Agreement, the Warrants and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection herewith or therewith.

“Loans” means the Term Loans and all other extensions of credit hereunder or under any Loan Document.

“Margin Stock” has the meaning given to such term in Section 7.8.

“Material Adverse Effect” means a material adverse effect on (a) the condition, operations, assets or business of Credit Parties taken as a whole, (b) Credit Parties taken as whole ability to pay or perform the Obligations in accordance with the terms hereof or any Loan Document, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and Lenders’ rights and remedies under this Agreement and the Loan Documents.

“Material Contract” means (a) the QVC Agreement, (b) the G-III License Agreement, (c) any JTV Agreement, (d) any HSN Agreement, (e) the MLG Agreement, (f) any Employment Agreement or (e) any other contract to which any Credit Party is a party, in the case of such contract described in clause (e), the breach, nonperformance or cancellation of which could reasonably be expected, on a pro-forma basis, to result in a breach of the financial covenants set forth on Schedule II.

“Maximum Legal Rate” has the meaning given to such term in Section 5.1(a)(iv).

“Minimum Actionable Amount” means $75,000.

“Minimum Equity Raise” means a cash equity contribution received by Borrower from equity investors reasonably acceptable to Agents and contributed to C Wonder, JR Licensing and/or Xcel Design, in an aggregate amount of at least $1,500,000.

“MLG Agreement” means that certain License Agreement, dated as of April 19, 2024, by and between the Borrower and Major Label Group, LLC, as amended by the First Amendment to License Agreement, dated as of September 12, 2024.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which any Credit Party is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income” means, for the applicable period, for Borrower and the Included Subsidiaries on a consolidated basis, the net income (or loss) after taxes for such period determined in accordance with GAAP, but excluding (a) any net income of minority-owned Subsidiaries (except to the extent of net income distributed or representing a management fee or other similar fee), (c) unrealized gains or losses due solely to fluctuations in currency values, (d) earnings (or losses) resulting from my revaluation or write-up or write-down of assets and (e) unrealized gains or losses under all interest rate or currency forwards, options, swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by Borrower or any Included Subsidiary providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Net Orderly IP Liquidation Value” means, as of the applicable date of determination with respect to the Intellectual Property of the Credit Parties, the “net orderly liquidation value” or “NOLV” thereof as such terms are used in the most recent IP Appraisal as determined in a method consistent with industry standards for such appraisals.

“Net Worth” means as at any date of determination an amount equal to (a) all of the assets of Borrower and the Included Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as assets on such date minus (b) all liabilities of Borrower and the Included Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as liabilities at such date plus (c) the amount of depreciation and amortization expenses and write downs of general intangibles commencing with the Fiscal Quarter most recently preceding the Closing Date and ending on such date of determination.

“Notes” means the collective reference to each Initial Term Loan A Note, Delayed Draw Term Loan A Note and Term Loan B Note.

“Obligations” means the unpaid principal of and interest and fees on (including interest and fees accruing after the maturity of the Loans and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans, and all other obligations and liabilities of the Credit Parties to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by any Credit Party pursuant hereto).

“OFAC” means as defined in Section 7.26(b).

“OFAC Sanctions Programs means  (a) the Requirements of Law and executive orders administered by OFAC, including, without limitation, Executive Order No. 13224, and (b) the list of Blocked Persons, in each case, as renewed, extended, amended, or replaced.

“Organizational Documents” means with respect to any Person and as applicable, the certificate of incorporation, registration or formation, memorandum or articles of association, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents of such Person.

“Other Connection Taxes” means with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such Agent or such Lender and the jurisdiction imposing such Tax (other than a connection arising from such Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lender” has the meaning given to such term in Section 4.4.

“Other Taxes” means any and all present or future recording, stamp, court or documentary, property, intangible or filing or similar Taxes imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant Register” has the meaning given to such term in Section 14.11(g).

“PATRIOT Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001).

“Payment Intangible” has the meaning give to the term “payment intangible” in the UCC and in any event shall include, a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Payment Plan Effective Date” has the meaning given to such term in Schedule II.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” means any Acquisition by (a) the Borrower of Intellectual Property assets of a Target or (b) the Borrower of more than 50% of the Equity Interests of a Target organized under the laws of any State in the United States causing such Target to become a Subsidiary of the Borrower, in each case, to the extent (i) not hostile and approved by the board of directors (or similar body) and/or the Equity Interests Holders of the Target and (ii) that each of the following conditions shall have been satisfied: (A) Agents shall have received the draft Acquisition Documentation relating thereto at least fifteen (15) days prior to the consummation of such Acquisition in accordance with such Acquisition Documentation; and (B) no Default or Event of Default shall then exist or would exist after giving effect thereto; and (iv) Agents and Required Lenders shall have approved such Acquisition and any new Subsidiary has satisfied the requirements of Section 7.25.

“Permitted Liens” means the following Liens:  (a) Liens for Charges, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 7.10; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money), leases to which any Credit Party is a party as lessee, surety and appeal bonds, performance bonds and other obligations of a like nature incurred or  made in the ordinary course of business; (d) deposits securing public or statutory obligations of any Credit Party; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under this Agreement; (i) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 9.11, provided that (1) no such Lien is spread to cover additional property after the Closing Date and (2) the amount of Indebtedness secured thereby is limited to the amount set forth on Disclosure Schedule 9.11 as of the Closing Date; (j) the interests of non-exclusive licensees under license agreement entered into in the ordinary course of business; (k) Liens in favor of Administrative Agent for the benefit of Secured Parties securing the Obligations; and (l) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of Credit Parties.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title III of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which a Credit Party is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Membership Pledge Agreement, dated as of the Closing Date, by and between the Borrower, Xcel Holdings, Halston Holdings, H Licensing and the Administrative Agent.

“Post-Petition Financing” means (a) the provision of any financing to any Credit Party under Section 364 of the Bankruptcy Code in any bankruptcy or insolvency proceeding of such Credit Party (or any similar provision of any foreign Debtor Relief Law or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Law) or (b) the consent to the use of cash collateral by any Credit Party under Section 363 of the Bankruptcy Code in any bankruptcy or insolvency proceeding of such Credit Party (or any similar provision of any foreign Debtor Relief Law or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Law).

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, shall include:  (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to a Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of a Credit Party against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark

License; (d) any recoveries by a Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Equity Interests; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Purchase Money Indebtedness” means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Quarterly Royalty Collections Report” means a report substantially in the form of Exhibit E hereto.

“QVC Agreement” means that certain Second Amended and Restated Agreement and Consent to Assignment, dated as of September 28, 2011, by and among QVC, Inc., IM Brands, LLC, IM Ready Made, LLC, Borrower and Isaac Mizrahi, as amended by amendments dated as of July 2, 2013, May 23, 2014, December 19, 2014, August 27, 2015, January 31, 2016, December 4, 2019, April 8, 2022 and May 17, 2022.

“Real Property” has the meaning given to such term in Section 7.6.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Register” has the meaning assigned to such term in Section 4.2(b).

“Related Person” means with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each advisor and other consultants of such Person.

“Required Lenders” means the Required Term Loan A Lenders and the Required Term Loan B Lenders.

“Required Term Loan A Lenders” means Term Loan A Lenders holding more than 50% of the aggregate unpaid principal amount of the Term Loan A then outstanding.

“Required Term Loan B Lenders” means Term Loan B Lenders holding more than 50% of the aggregate unpaid principal amount of the Term Loan B then outstanding.

“Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requirement of Tax Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority relating to Taxes, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means reserves, established by Administrative Agent from time to time in its good faith credit judgment, including to protect Administrative Agent’s interest in the Collateral, to protect Lender against possible non-payment of Accounts for any reason by Account Debtors, to protect against the diminution in value of any Collateral, to protect Lender against the possible non-payment of any Obligations, to protect Lender for any unpaid taxes, to protect Lender in respect of any state of facts that could constitute a Default or Event of Default.

“Restricted Payment” means:  (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Credit Party’s Equity Interests; (b) any payment or distribution made in respect of any Subordinated Debt of any Credit Party in violation of any subordination or other agreement made in favor of Lenders; (c) any payment on account of the purchase, redemption, defeasance or other retirement of any Credit Party’s Equity Interests or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; or (d) any payment, loan, contribution, or other transfer of funds or other property to any Equity Interests Holder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to any Lender or any Agent for the benefit of any Secured Party shall constitute a Restricted Payment.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer or treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, or treasurer or director of such Person.

“Restore” has the meaning given to such term in the preamble to this Agreement.

“Restore Warrant” means that certain Xcel Brands, Inc. Common Stock Purchase Warrant, dated as of the Closing Date, issued by the Borrower, as “Company” in favor Restore as “Holder”.

“Revenue License” means each License pursuant to which a Credit Party is entitled to receive revenue from the licensee party thereto, as each such License may be amended, supplemented, restated or otherwise modified from time to time.

“Sanctions” has the meaning given to such term in Section 7.26(b).

“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties” means each Agent, each Lender and each other holder of an Obligation.

“Settlement Date” has the meaning given to such term in Section 4.3(b).

“Software” means all “software” as such term is defined in the UCC, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loans” means Loans bearing interest at a rate based on Term SOFR.

“Specified Event of Default” means an Event of Default pursuant to Section 12.1(f).

“SPE Guarantors” means each of Xcel Holdings, Halston Holdings, Halston IP, C Wonder, JR Licensing and Xcel Design.

“SPE Subsidiaries” means each of Halston IP, C Wonder, JR Licensing and Xcel Design.

“SPV” means any special purpose funding vehicle identified as such in writing by any Lender to Agent.

“Subordinated Debt” means any note, document, instrument or agreement now or any time hereafter executed and/or delivered by any Credit Party with or in favor of any Subordinated Lender which evidences the principal, interest and other amounts owed by a Credit Party to such Subordinated Lender.

“Subordinated Lender” means any Person who enters into a Subordination Agreement with Agent with respect to amounts owed by any Credit Party to such Person.

“Subordination Agreement” means all subordination agreements in form and substance acceptable to the Agents from time to time with respect to Subordinated Debt of any Credit Party.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time,

Equity Interests of any other class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC, including Letter-of-Credit Rights or secondary obligations that supports the payment or performance of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swap Obligation” means with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Target” means any Person or business unit or asset group of any Person which is in the business of owning and licensing Intellectual Property acquired or proposed to be acquired in an Acquisition.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Lien Payment Plan” has the meaning given to such term in Schedule II.

“Tax Lien Reserve Amount” has the meaning given to such term in Schedule II.

“Term” means with respect to (a) Term Loan A, the Closing Date through the Term Loan Maturity Date, and (b) the Term Loan B, the Closing Date through the Term Loan Maturity Date, in each case, subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

“Term Loan A” means the Initial Term Loan A and the Delayed Draw Term Loan A.

“Term Loan A Commitment” means for each Term Loan A Lender, such Term Loan A Lender’s Initial Term Loan A Commitment, and such Term Loan A Lender’s Delayed Draw Term Loan A Commitment.

“Term Loan A Lenders” means each Initial Term Loan A Lender and Delayed Draw Term Loan A Lender.

“Term Loan B” has the meaning given to such term in Section 2.2(b).

“Term Loan B Agent” means Restore Capital, LLC, as agent for the Term Loan B Lenders.

“Term Loan B Commitment” means as to any Term Loan B Lender, the obligation of such Term Loan B Lender to make a Term Loan B to Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan B Commitment” opposite such Term Loan B Lender’s name on Schedule IV.  The original aggregate amount of the Term Loan B Commitments as of the Closing Date is $4,000,000.  Immediately following the occurrence of the Closing Date the aggregate amount of the Term Loan B Commitments shall be $0.

“Term Loan B Lenders” means each Lender that has a Term Loan B Commitment or is the holder of a Term Loan B.

“Term Loan B Note” means each promissory note of Borrower substantially in the form of Exhibit A-2.

“Term Loan B Percentage” means with respect to any Term Loan B Lender, the percentage which the aggregate principal amount of such Term Loan B Lender’s Term Loan B then outstanding constitutes of the aggregate principal amount of the Term Loan B of all Term Loan B Lenders then outstanding.

“Term Loan Installment Payment Date” means the last day of each calendar quarter.

“Term Loan Lenders” means the collective reference to the Term Loan A Lenders and the Term Loan B Lenders.

“Term Loan Maturity Date” means December 12, 2028, as such date may be extended in accordance with the terms and conditions of this Agreement.

“Term Loans” means the collective reference to Term Loan A and Term Loan B.

“Term SOFR” means for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a three (3) month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided further, that if Term SOFR determined as provided above (including pursuant to the immediately preceding proviso) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other

Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Termination Date” means the date on which all Obligations under this Agreement are paid in full, in cash, and all Commitments have been terminated.

“Total Outstandings” means the sum of the aggregate principal amount of the Term Loan A then outstanding plus the aggregate principal amount of the Term Loan B then outstanding.

“UCC” means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“United States” and “US” means the United States of America.

“US Dollars” and “$” means lawful currency of the United States.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“US Tax Compliance Certificate” has the meaning given to such term in Section 3.4(f).

“Xcel Holdings” means Xcel IP Holdings, LLC, a Delaware limited liability company.

“Xcel Design” means Xcel Design Group, LLC, a Delaware limited liability company.

“Warrants” means the First Eagle Warrants and the Restore Warrant.

“Waterfall Acceleration or Bankruptcy Event” means either of the following events:

(a)all or any portion of the Loans has been accelerated in accordance with Section 12.1; or

(b)an Event of Default has occurred under Section 12.1(f).

“Waterfall Triggering Event” means any of the following events:

(a)an Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have elected to exercise default remedies following such Event of Default;

(b)all or any portion of the Loans has been accelerated in accordance with Section 12.1;

(c)an Event of Default has occurred under Section 12.1(a) with respect to any required payment of principal of, or interest on, the Term Loans, and such Event of Default has not been cured or waived;

(d)an Event of Default has occurred under Section 12.1(f); or

(e)an Event of Default has occurred under Section 12.1(c)(i) in respect of Section 8.2, and such Event of Default has not been cured or waived.

“Wholly Owned Subsidiary” means as to any Person, any other Person all of the Equity Interests of which is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withholding Agent” means any Credit Party or any Agent, as applicable.

“Write-Down and Conversion Powers”:

(a)with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule;

(b)in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)any similar or analogous powers under that Bail-In Legislation; and

(c)in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

1.3UCC Terms.  All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein; provided that to the extent that UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern

1.4Rules of Construction.  All Schedules, Addenda and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement.  The words “herein”, hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement.  The word “will” shall be construed to have the same meaning and effect as the word “shall”; the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings); unless the context requires otherwise, the word “or” shall be construed to mean “and/or” ; an “Event of Default” shall be deemed to be “continuing” until it is waived in writing in accordance with the terms of this Agreement; unless the context requires otherwise, (a) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (b) any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and any successor law or regulation, (c)  the words “asset” and “property” shall be construed to have the same meaning and effect, and (d) references to agreements (including this Agreement) or other Contractual Obligations shall be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, supplemented or otherwise modified from time to time (in each case, to the extent not otherwise prohibited hereunder).  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  The term “or” is not exclusive.  The term “including” (or any form thereof) shall not be limiting or exclusive.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  All references in this Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement.  All references to any instruments or agreements, including references to any of this Agreement or any of the other Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.  The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding contingent reimbursement and indemnification obligations that are not then due and payable) and termination of all Commitments under this Agreement. The expression “refinancing” and any other similar terms or phrases when used herein shall include any exchange, refunding, renewal, replacement, defeasance, discharge or extension.

1.5Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.6Effect of Benchmark Transition Effect.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.6 will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implantation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 1.6.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.6.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify any definition of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify any definition of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans on the first day of the succeeding calendar month.

(f)Definitions. For purposes of this Section 1.6, the following capitalized terms shall have the corresponding meanings ascribed thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then excluded pursuant to Section 1.6(d).  For the avoidance of doubt, the only Available Tenor as of the Closing Date is three (3) months.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.6.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.6 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.6.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

1.7Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

2.LOANS

2.1Reserved.

2.2Term Loans.

(a)Subject to the terms and conditions hereof, the Initial Term Loan A Lenders severally agree to make term loans (each, an “Initial Term Loan A”) to Borrower on the Closing Date in an amount for each Initial Term Loan A Lender not to exceed the amount of the Initial Term Loan A Commitment of such Initial Term Loan A Lender.  The Initial Term Loan A of each Initial Term Loan A Lender with an Initial Term Loan A Commitment shall be evidenced by, and repayable in accordance with the terms of the Initial Term Loan A Note payable to such Initial Term Loan A Lender in an amount equal to the Initial Term Loan A Commitment held by such Initial Term Loan A Lender and this Agreement.

(b)Subject to the terms and conditions hereof, the Term Loan B Lenders severally agree to make term loans (each, a “Term Loan B”) to Borrower on the Closing Date in an amount for each Term Loan B Lender not to exceed the amount of the Term Loan B Commitment of such Term Loan B Lender. The Term Loan B of each Term Loan B Lender with a Term Loan B Commitment shall be evidenced by, and repayable in accordance with the terms of the Term Loan B Note payable to such Term Loan B Lender in an amount equal to the Term Loan B Commitment held by such Term Loan B Lender and this Agreement.

(c)Subject to the terms and conditions hereof, the Delayed Draw Term Loan A Lenders severally agree to make term loans (each, a “Delayed Draw Term Loan A”) to Borrower (to be funded directly into the Blocked Account) on the Delayed Draw Term Loan A Funding Date in an amount for each Delayed Draw Term Loan A Lender equal to the amount of the Delayed Draw Term Loan A Commitment of such Delayed Draw Term Loan A Lender.  The Borrower hereby requests a single borrowing of the Delayed Draw Term Loan A on the Delayed Draw Term Loan A Funding Date. The Delayed Draw Term Loan A of each Delayed Draw Term Loan A Lender with a Delayed Draw Term Loan A Commitment shall be evidenced by, and repayable in accordance with the terms of the Delayed Draw Term Loan A Note payable to such Delayed Draw Term Loan A Lender in an amount equal to the Delayed Draw Term Loan A Commitment held by such Delayed Draw Term Loan A Lender and this Agreement.

3.REPAYMENT AND PREPAYMENTS

3.1Repayment of Term Loans.  The outstanding principal amount of the Term Loans shall be repaid, on a pro rata basis (based on Total Outstandings plus any then outstanding Commitments) (unless a Waterfall Triggering Event is continuing, in which case Section 4.4(c) shall apply), in consecutive quarterly installments of $250,000 on each Term Loan Installment Payment Date commencing on March 31, 2026; provided, that the final principal repayment installment of the Term Loans repaid on the Term Loan Maturity Date shall be, in any event, in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

3.2Voluntary Prepayments. Subject to the terms and conditions set forth in the Fee Letter, Borrower shall have the right, at any time upon thirty (30) day’s prior written notice from Borrower to Agents to prepay all or a portion of the Term Loans.  Each notice of termination or prepayment shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid; provided, that any notice of termination or prepayment may be conditioned upon the effectiveness of other credit facilities or any other financing, Disposition, sale or other transaction.  Prepayments shall be accompanied by accrued interest. Unless a Waterfall Triggering Event is continuing (in which case Section 4.4(c) shall apply), each repayment shall be applied (i) first, to repay outstanding Term Loan A to the full extent thereof, and second, to repay outstanding Term Loan B or (ii) if the Administrative Agent is directed in writing by the Required Term Loan A Lenders, as determined in their sole discretion, on a pro rata basis (based on Total Outstandings plus any then outstanding Commitments), to repay the outstanding Term Loan A and Term Loan B.

3.3Mandatory Prepayments. If at any time the Total Outstandings exceed the Borrowing Base then in effect (an “Overadvance”), the Borrower shall immediately prepay the Loans in an amount sufficient to eliminate such Overadvance (and, concurrently with any such prepayment of the Loans, shall pay any prepayment fee due and payable with respect thereto) (an “Overadvance Prepayment”).  Unless a Waterfall Triggering Event is continuing (in which case Section 4.4(c) shall apply), each Overadvance Prepayment shall be applied (i) first, to repay outstanding Term Loan A to the full extent thereof, and second, to repay outstanding Term Loan B or (ii) if the Administrative Agent is directed in writing by the Required Term Loan A Lenders, as determined in their sole discretion, on a pro rata basis (based on Total Outstandings plus any then outstanding Commitments), to repay outstanding Term Loan A and Term Loan B.

3.4Taxes.

(a)Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Requirement of Tax Law.  If the applicable Withholding Agent shall be required (as determined by such Withholding Agent in its good faith discretion) by Requirement of Tax Law to deduct or withhold any Taxes from such payments, then (i) in the case of deduction or withholding for Indemnified Taxes, an additional amount shall be payable by the applicable Credit Party as necessary so that after making all required deductions and withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make or cause to be made such deductions or withholdings and (iii) the applicable Withholding Agent shall pay or cause to be paid the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirement of Tax Law.

(b)In addition, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Borrower shall indemnify each Agent and each Lender within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4 but excluding any amounts payable in accordance with 3.5(a)(i)) payable or paid by such Agent or such Lender or required to be withheld or deducted from a payment to such Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Credit Party hereunder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of any such payment or liability delivered to Borrower by a Lender or any Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.4, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Applicable Agent, at the time or times reasonably requested by Borrower or the Applicable Agent, such properly completed and executed documentation reasonably requested by Borrower or an Applicable Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or the Applicable Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or such Applicable Agent as will enable Borrower or the Applicable Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)Without limiting the generality of the foregoing,

(i)any Lender that is a US Person shall deliver to Borrower and the Applicable Agent on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Applicable Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;

(ii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Applicable Agent), whichever of the following is applicable:

(iii)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(iv)executed copies of IRS Form W-8ECI;

(v)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(vi)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a US Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate on behalf of each such direct and indirect partner;

(vii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Applicable Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Applicable Agent to determine the withholding or deduction required to be made; and

(g)If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed pursuant to FATCA if such Lender were to fail to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Applicable Agent, on or before the date it becomes a party to this Agreement and from time to time thereafter upon the request of Borrower or the Applicable Agent, such documentation prescribed by any Requirement of Tax Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or the Applicable Agent as may be necessary for Borrower and the Applicable Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Applicable Agent in writing of its legal inability to do so.

(i)Each Lender shall indemnify each Agent, within ten (10) days after demand therefor, for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by such Agent in connection with any Loan Document (but only to the extent that the Credit Parties have not already indemnified such Agent for such Taxes and without limiting the obligation of the Credit Parties to do so), including any Taxes attributable to such Lender’s failure to maintain a Participant Register, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Applicable Agent in good faith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Should the applicable Withholding Agent not deduct or withhold any Taxes imposed by FATCA from a payment under any Loan Document based on the documentation provided by a Lender pursuant to this Section 3.4, any amounts subsequently determined by a Governmental Authority to be subject to US Federal withholding Tax imposed pursuant to FATCA (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) shall be indemnified by such Lender.  A certificate as to the amount of such payment or liability delivered to any Lender by the Applicable Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Applicable Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Applicable Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 3.4.

(j)If either any Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.4, it shall pay over an amount equal to such refund to the applicable Credit Party within a reasonable period (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Applicable Agent or such Lender and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund); provided, that such Credit Party, upon the request of the Applicable Agent or such Lender, agrees to repay the amount paid over to such Credit Party pursuant to this Section 3.4 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Applicable Agent or such Lender in the event the Applicable Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.4, in no event will either Agent or such Lender be required to pay any amount to a Credit Party pursuant to this Section 3.4 the payment of which would place the Applicable Agent or such Lender in a less favorable net after-Tax position than the Applicable Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 3.4 shall not be construed to require either Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(k)Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of the Applicable Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.5Increased Costs and Reduction of Return.

(a)If any Lender shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, (x) there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans or (y) such Lender shall be subject to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender (with a copy of such demand to Agent), pay to such Lender, as applicable, additional amounts as are sufficient to compensate such Lender, as applicable for such increased costs or such Taxes; provided, that Borrower shall not be required to compensate any Lender pursuant to this Section 3.5(a) for any increased costs or Taxes incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies Borrower, in writing of the increased costs and of such Lender’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)If any Lender shall have determined that:

(i)the introduction of any Capital Adequacy Regulation;

(ii)any change in any Capital Adequacy Regulation;

(iii)any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)compliance by such Lender or any entity controlling such Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender, as applicable, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender (or the entity controlling such Lender) for such increase; provided, that Borrower shall not be required to compensate such Lender pursuant to this Section 3.5(b) for any amounts incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies Borrower, in writing of the amounts and of such Lender’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Requirement of Law under this Section 3.5 and/or a change in Capital Adequacy Regulation under this Section 3.5, as applicable, regardless of the date enacted, adopted or issued.

3.6Certificates of Lenders.  The applicable Lender shall deliver to Borrower a certificate setting forth in reasonable detail the amount payable to such Lender under Sections 3.4 and 3.5 and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

4.PROCEDURES AND PAYMENTS.

4.1Reserved.

4.2Accounting of Loans.

(a)Administrative Agent is authorized by Borrower to record on its books or records the date, principal amount, amount and date of all payments of principal of and interest on each Loan, and the outstanding principal balance of the Loans and such recordation shall constitute prima facie evidence as to all such information contained therein.  Administrative Agent shall provide Borrower on a monthly basis with a statement and accounting of such recordations but any failure on the part of Administrative Agent to keep such recordation (or any errors therein) or to send a statement thereof to Borrower shall not limit or otherwise affect the obligation of Borrower to repay (with applicable interest) any Loans.  Except to the extent that Borrower shall, within sixty (60) days after such statement and accounting is sent, notify Administrative Agent in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

(b)Administrative Agent, acting as a non-fiduciary agent of Borrower and the other Credit Parties solely for tax purposes and solely with respect to the actions described in this Section 4.2, shall establish and maintain (i) a record of ownership (the “Register”) in which Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Agent and each Lender in the Loans, each of their obligations under this Agreement to participate in each Loan, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of Lenders  and each change thereto pursuant to this Agreement, (B) the Commitments of each Lender, (C) the amount of each Loan, (D) the amount of any principal or interest due and payable or paid, and (E) any other payment received by Administrative Agent from Borrower or other Credit Party and its application to the Obligations.

(c)Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC.

(d)Credit Parties, Agents and Lenders shall treat each Person whose name is recorded in the Register as a Lender, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by Borrower, each Agent and each Lender during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by Administrative Agent.

4.3Reserved.

4.4Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 3.4 and 3.5, or otherwise prior to the time expressly required hereunder or under such other Loan Document for such payment (or if no such time is expressly required, prior to 12:00 noon. New York City time), on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All payments shall be made to Administrative Agent pursuant to such wire instructions or such other address as to which Administrative Agent may notify Borrower and Lenders except, in each case, that payments pursuant to Sections 3.5, 3.6 and 14.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient recorded in the Register promptly following receipt thereof, but in any event on the same Business Day such payment is received by Administrative Agent.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document of principal or interest in respect of any Loan shall be made in in US Dollars.  Any Term Loans paid or prepaid may not be reborrowed.

(b)Except as set forth in Section 4.4(c) below, if at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (A) first, towards payment of interest and fees  then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (B) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)Notwithstanding any other provision of any Loan Document, if a Waterfall Triggering Event is continuing, unless the Required Term Loan A Lenders, in their sole discretion, direct the Administrative Agent in writing not to apply this Section 4.4(c) to any given amount (in which case the other applicable provisions of the Loan Documents shall govern the application of such amount), all amounts collected or received by Administrative Agent (including all payments and prepayments of the Loans) and all proceeds of Collateral received by Administrative Agent shall be applied as follows:

(i)first, on a pro rata basis, to pay any fees (other than Prepayment Fees and Exit Fees (each as defined in the Fee Letter)), premiums, indemnities, or expense reimbursements then due to any Agent from Borrower constituting Obligations;

(ii)second, on a pro rata basis, to pay any fees (other than Prepayment Fees and Exit Fees (each as defined in the Fee Letter)), indemnities, or expense reimbursements then due to the Term Loan A Lenders from Borrower constituting Obligations;

(iii)third, (A) if a Waterfall Acceleration or Bankruptcy Event has occurred and is continuing, on a pro rata basis, to pay interest due and payable in respect of Term Loan A, or (B) if a Waterfall Acceleration or Bankruptcy Event is not continuing, on a pro rata basis, to pay interest due and payable in respect of Term Loan A and Term Loan B;

(iv)fourth, (A) on a pro rata basis, to pay principal on the Term Loan A, or (B) if the Administrative Agent is directed in writing by the Required Term Loan A Lenders, as determined in their sole discretion, on a pro rata basis, to pay principal on the Term Loan A and Term Loan B;

(v)fifth, on a pro rata basis, to pay any fees (other than Prepayment Fees and Exit Fees (each as defined in the Fee Letter)), indemnities, or expense reimbursements then due to the Term Loan B Lenders from Borrower constituting Obligations;

(vi)sixth, if a Waterfall Acceleration or Bankruptcy Event has occurred and is continuing, on a pro rata basis, to pay interest due and payable in respect of Term Loan B;

(vii)seventh, on a pro rata basis, to pay principal on the Term Loan B;

(viii)eighth, on a pro rata basis, to pay any Exit Fees (as defined in the Fee Letter) set forth in the Fee Letter then due to the Term Loan A Lenders;

(ix)ninth, on a pro rata basis, to pay any Exit Fees (as defined in the Fee Letter) set forth in the Fee Letter then due to the Term Loan B Lenders;

(x)tenth, on a pro rata basis, to pay any Prepayment Fees (as defined in the Fee Letter) set forth in the Fee Letter then due to the Term Loan A Lenders;

(xi)eleventh, on a pro rata basis, to pay any Prepayment Fees (as defined in the Fee Letter) set forth in the Fee Letter then due to the Term Loan B Lenders;

(xii)twelfth, on a pro rata basis, to pay any other Obligation due to any Agent or any Lender by Borrower; and

(xiii)thirteenth, to Borrower or as Borrower shall direct or as otherwise required by applicable law.

(d)[Reserved].

(e)Except as expressly provided in this Agreement, Administrative Agent shall have the absolute discretion as to the time of the application of any proceeds of Collateral and monies received in connection with the Loan Documents.

(f)[Reserved].

(g)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its

Loans to any assignee or participant permitted under this Agreement.  Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

5.INTEREST AND FEES

5.1Interest and Fees.

(a)Interest.

(i)Except as modified by Section 5.1(a)(iii) below, Borrower shall pay interest on the unpaid principal balance of the Loans for each day they are outstanding at the Interest Rate applicable to such Loan.  Interest with respect to each Loan begins to accrue as soon as such Loan is made or deemed to be made.  Interest will continue to accrue until payment in full of the Obligations.  Interest and fees shall be computed on the basis of actual days elapsed in a year of 360 days.  Interest on Loans shall be payable in arrears on each Interest Payment Date and upon termination of this Agreement.

(ii)(A) Effective upon the occurrence of any Specified Event of Default and for so long as any Specified Event of Default shall be continuing, the Interest Rate applicable to all Loans shall automatically be increased to the Default Rate, and all outstanding Obligations shall continue to accrue interest from the date of such Specified Event of Default at the Default Rate applicable to such Obligations, and (B) effective upon the occurrence of any General Event of Default and for so long as any General Event of Default shall be continuing, at the election of (1) the Term Loan A Lenders with respect to the Term Loan A, and (2) the Term Loan B Lenders with respect to the Term Loan B, the Interest Rate applicable to such Loan shall be increased to the Default Rate applicable to such Loan, and all other Obligations related to the Obligations owing to such electing Lenders shall accrue interest from the date of such General Event of Default at such Default Rate.

(iii)Notwithstanding the foregoing, in no event shall the aggregate interest exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the “Maximum Legal Rate”) and if any provision of this Agreement or Loan Document is in contravention of any such law or regulation, interest payable under this Agreement and each Loan Document shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate) and once the amount of interest payable hereunder or under the Loan Documents is less than the Maximum Legal Rate, the amount of interest payable hereunder or any Loan Document shall not be reduced below the amount computed based upon the Maximum Legal Rate until the aggregate amount of interest paid equals the amount of interest which would have been payable if the Maximum Legal Rate had not been imposed.

(b)Borrower shall pay principal, interest and all other amounts payable hereunder, or under any Loan Document, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(c)Fees.

(i)Borrower shall pay the fees set forth in the Fee Letter in accordance with the terms of the Fee Letter.

(ii)Borrower shall pay to Administrative Agent for the account of each Delayed Draw Term Loan A Lender in accordance with its Delayed Draw Term Loan A Percentage, a fee (the “Delayed Draw Term Loan A Unused Commitment Fee”) equal to (x) the rate of interest then applicable to the Initial Term Loan A (including the Default Rate (if applicable)) times (y) the average daily unfunded portion of the Delayed Draw Term Loan A Commitments during the preceding Fiscal Month. The Delayed Draw Term Loan A Unused Commitment Fee shall be computed on the basis of actual days elapsed in a year of 360 days. The Delayed Draw Term Loan A Unused Commitment Fee shall accrue at all times until the Delayed Draw Term Loan A Funding Date, including at any time during which one or more of the conditions in Section 6 is not met, and shall be due and payable in arrears on each Interest Payment Date and upon termination of this Agreement.

6.CONDITIONS PRECEDENT

6.1Conditions Precedent to the Closing Date.  The Closing Date shall be subject to the fulfillment (to the satisfaction of Agents) of each of the conditions precedent set forth on Schedule I.

6.2Conditions Precedent to each Loan.  Each of the Loans to be made by Lenders on the Closing Date shall be subject to the fulfillment (to the satisfaction of Agents) of each of the following conditions as of the date of such Loan:

(a)Administrative Agent shall have received a request for such Loan;

(b)Reserved;

(c)the representations and warranties set forth in this Agreement and in the other Loan Documents, shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date;

(d)no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Loan;

(e)Administrative Agent shall have received all fees due and payable to any Agent or any Lender on or prior to such date; and

(f)all legal matters incident to such Loan shall be reasonably satisfactory to Agent and its counsel, including agreements relating to the Trademark Licenses.

6.3Additional Conditions to Delayed Draw Term Loan A.  The obligation of the Delayed Draw Term Loan A Lenders to make the Delayed Draw Term Loan A after the Closing

Date shall be subject to the fulfillment (to the satisfaction of Agents) of each of the following conditions as of the date of such Delayed Draw Term Loan A:

(a)Administrative Agent shall have received evidence, reasonably satisfactory to Administrative Agent in its sole discretion, of the establishment of the Blocked Account.

7.REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Agents and Lenders to enter into this Agreement and to make the Loans, each Credit Party represents and warrants (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Agents and Lenders until the Termination Date as follows:

7.1Corporate Existence; Compliance with Law.  Each Credit Party:  (a) is, as of the Closing Date, and will continue to be (i) a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party which are necessary or appropriate for the conduct of its business.

7.2Names; Organizational Information; Collateral Locations.  Disclosure Schedule 7.2 sets forth as of the Closing Date, each Credit Party’s name as it appears in official filing in the state of its incorporation or other organization, the type of entity of each Credit Party, the state of each Credit Party’s incorporation or organization and organizational identification number issued by each Credit Party’s state of incorporation or organization or a statement that no such number has been issued.  The location of each Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept as of the Closing Date (including in each case the county of such locations) are as set forth in Disclosure Schedule 7.2 and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months.  As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule 7.2, no Credit Party shall have been known as or conducted business in any other name (including trade names).

7.3Power; Authorization; Enforceable Obligations.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein:  (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person, except for such consents and approvals which have been obtained and are in full force and effect as of the Closing Date.  As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

7.4Financial Statements; Books and Records.

(a)The Financial Statements delivered by Borrower to Agents and each Lender for its most recently ended Fiscal Year and Fiscal Quarter, are true, correct and complete and reflect fairly and accurately the financial condition of Borrower on a consolidated and consolidating basis as of the date of each such Financial Statement in accordance with GAAP.

(b)Each Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

7.5Material Adverse Change.  Between the date of each Credit Party’s most recent Financial Statements delivered to Agents and each Lender and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.  No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect.  No Credit Party is in default, and to each Credit Party’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

7.6Real Estate; Property.  The real estate listed in Disclosure Schedule 7.6 constitutes all of the real property owned, leased, or used by each Credit Party in its business (the “Real Property”) as of the Closing Date, and no Credit Party will execute any material agreement or contract in respect of such real estate (other than renewals of leases with respect thereto) after the date of this Agreement without giving Agent prompt prior written notice thereof.  Each Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Credit Party are or will be subject to any Liens, except Permitted Liens.

7.7Ventures, Subsidiaries and Affiliates; Outstanding Equity Interests and Indebtedness.  Except as set forth in Disclosure Schedule 7.7, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All of the issued and outstanding Equity Interests of each Credit Party (other than Borrower) (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which such Credit Party may be required to issue, sell, repurchase or redeem any of its Equity Interests) as of the Closing Date is owned by each of the Equity Interests Holders (and in the amounts) set forth on Disclosure Schedule 7.7 and all certificates representing or evidencing such Equity Interests, if any, are identified on Disclosure Schedule 7.7.  All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Disclosure Schedule 9.10. Each of Judith Ripka Fine Jewelry, LLC, IM Brands, LLC, Xcel-CT MFG, LLC, Gold Licensing, LLC, Q Optix, LLC, Halston XL MD, LLC, AHX Beauty LLC, Judith Ripka Fine Jewelry Digital LLC, The Beauty Solutions, LLC, Tribe Cosmetics, LLC and Xcel Acquisition Co., LLC does not engage in any business activities and does not own any property or assets other than activities and contractual rights incidental to maintenance of its legal existence. No SPE Guarantor has any Indebtedness or liabilities, secured or unsecured, direct or contingent, other than the Indebtedness and liabilities contemplated by this Agreement.

7.8Government Regulation; Margin Regulations.  No Credit Party is subject to or regulated under or any federal or state statute, rule or regulation that restricts or limits any Credit Party’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents.  The making of a Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Organizational Document of such Credit Party or any Requirement of Law.  No Credit Party is engaged, nor will it engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns Margin Stock, and none of the proceeds of any Loan or other extensions of credit under any Loan Document will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock.  No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

7.9Taxes; Charges.  Except as disclosed on Disclosure Schedule 7.9 all tax returns, reports and statements required by any Governmental Authority to be filed by each Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against each Credit Party or any of each Credit Party’s property.  Proper and accurate amounts have been and will be withheld by each Credit Party from its employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities.  Disclosure Schedule 7.9 sets forth as of the Closing Date those taxable years for which each Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.  Except as described on Disclosure Schedule 7.9, no Credit Party is as of the Closing Date liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to any Credit Party’s knowledge, as a transferee.  As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

7.10Payment of Obligations.  Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves, in conformity with GAAP, with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

7.11ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount.  The present value of all accumulated benefit obligations of any Credit Party under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount.  No Credit Party has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

7.12Litigation.  No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party’s properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Disclosure Schedule 7.12, as of the Closing Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of the Minimum Actionable Amount or injunctive relief or alleges criminal misconduct of any Credit Party.  Borrowing Agent shall notify Agents in writing within five (5) Business Days of learning of the existence, threat or commencement of any Litigation against any Credit Party or any Plan or any allegation of criminal misconduct against any Credit Party.

7.13Intellectual Property.  As of the Closing Date, all material Intellectual Property owned or used by each Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule 7.13.  Each Credit Party is the sole legal and beneficial owner, or is licensed on commercial terms to use, all Intellectual Property necessary to conduct its business as currently conducted.  Each Credit Party will maintain the patenting and registration of all Intellectual Property necessary to conduct its business as currently conducted with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Credit Party will promptly patent or register, as the case may be, all new Intellectual Property and notify Administrative Agent in writing five (5) Business Days prior to filing any such new patent or registration, in each case as is necessary to conduct its business as currently conducted.

7.14Full Disclosure.  No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Agents and Lenders to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

7.15Hazardous Materials.  Except as set forth on Disclosure Schedule 7.15, as of the Closing Date, (a) no Credit Party is subject to any Environmental Liabilities or, to any Credit Party’s knowledge, potential Environmental Liabilities, in excess of the Minimum Actionable Amount in the aggregate, (b) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in such Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (c) each Credit Party has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.  Each Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Agents in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Agents a copy of any order, notice, permit, application, or any communication or report received by it or any Credit Party in connection with any such Release.

7.16Insurance.  Disclosure Schedule 7.16 lists all insurance of any nature maintained as of the Closing Date for current occurrences by Borrower, as well as a summary of the terms of such insurance.  Each Credit Party shall deliver to Agents certified copies and endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Agent as loss payee, and (b) general liability and other liability policies naming Administrative Agent as an additional insured.  All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Administrative Agent, showing lender loss payable to Administrative Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agents, will provide that the insurance companies will give Administrative Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Credit Party or any other Person shall affect the right of any Agent or Lenders to recover under such policy or policies of insurance in case of loss or damage.

7.17Deposit and Disbursement Accounts.  Disclosure Schedule 7.17 lists as of the Closing Date all banks and other financial institutions at which each Credit Party, maintains Deposit Accounts and/or other accounts and correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.  After the Closing Date, no Credit Party shall open any new Deposit Accounts or any other depositary or other accounts without providing prior notice to the Administrative Agent.  Each Credit Party agrees to execute, and to cause its depository banks and other account holders to execute, Control Agreements with respect to each Deposit Account other than the Excluded Accounts.  At the request of Agents, each Credit Party shall provide Agents with online read-only access to such Credit Party’s Deposit Accounts and maintain such access in effect for Agents throughout the term of this Agreement and until all Obligations have been paid in full, all in a manner acceptable to Agents in their reasonable business judgment.

7.18Accounts.  No Credit Party has made, nor will any Credit Party make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by a Credit Party and such other compromises or settlements in the ordinary course of its business consistent with historical practice of such Credit Party.  With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to Agent with respect thereto are actually and absolutely owing to a Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to Agent as required hereunder; and (c) to each Credit Party’s knowledge all Account Debtors have the capacity to contract.

7.19Conduct of Business.  Each Credit Party (a) shall conduct its business and affairs substantially as now conducted or as otherwise permitted hereunder and in accordance in all material respects with the provisions of its Organizational Documents, including any separateness provisions contained therein, and (b) shall at all times maintain, preserve and protect all of the Collateral and each Credit Party’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

7.20Material Contracts.  As of the Closing Date, the Credit Parties have provided the Administrative Agent with copies of all Material Contracts, including all schedules and exhibits thereto, and such Material Contracts set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, as applicable, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.  No Credit Party is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any Material Contract.  All Material Contracts are in full force and effect as of the date hereof and have not been amended, supplemented, or otherwise modified except pursuant to documentation provided to Agents.

7.21Further Assurances.  At any time and from time to time, upon the written request of any Agent and at the sole expense of Credit Parties, each Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Agent’s rights in any Collateral, or (c) to enable Agents and Lenders to exercise all or any of the rights and powers herein granted.

7.22Use of Proceeds.  The proceeds of the Term Loans made on the Closing Date shall be used to refinance Indebtedness, to pay fees, costs and expenses incurred in connection with the Loan Documents, to finance future Acquisitions which are permitted hereunder, working capital and other general corporate purposes.  The proceeds of the Delayed Draw Term Loan A made on the Delayed Draw Term Loan A Funding Date shall be held in the Blocked Account in satisfaction of the financial covenant set forth in Section 1 of Schedule II, and proceeds of the Delayed Draw Term Loan A in excess of the amounts required pursuant to such financial covenant shall be used to refinance Indebtedness, to pay fees, costs and expenses incurred in connection with the Loan Documents, to finance future Acquisitions which are permitted hereunder, working capital and other general corporate purposes.

7.23Independent Manager Agreements.  Each SPE Guarantor shall perform in all material respects all of its obligations under the Independent Manager Agreement to which it is a party and promptly pay any amounts owing to the Manager (as defined in the Independent Manager Agreements) pursuant to the terms thereof.

7.24Blocked Account.  On or before January 31, 2025 (or such later date as permitted by Agents in their sole discretion), the Credit Parties shall establish a deposit account in the name of Xcel Holdings, with Bank of America, N.A. or at another bank acceptable to Agent, subject to a fully blocked Control Agreement in form and substance satisfactory to Agent (the “Blocked Account”), for the deposit of the proceeds of the Delayed Draw Term Loan A.

7.25Subsidiaries.  Within ten (10) Business Days following the time that any Credit Party forms any direct or indirect Subsidiary (other than an Excluded Subsidiary) or acquires any direct or indirect Subsidiary (other than an Excluded Subsidiary) after the Closing Date, within ten (10) Business Days of such event (or such later date as permitted by Agents in their sole discretion), Credit Parties shall (a) cause such new Subsidiary to become a Guarantor and to grant Agent a first priority Lien in and to the assets of such newly formed or acquired Subsidiary, (b) provide, or cause the applicable Credit Party to provide, to Administrative Agent for the benefit of Secured Parties a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership Equity Interests owned by such Credit Party in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided that with respect to a Foreign Subsidiary of any Credit Party, such Credit Party shall only be required to pledge sixty five percent (65%) of the outstanding voting Equity Interests held by such Credit Party and (c) provide to Agents all other documentation, including one or more opinions of counsel reasonably satisfactory to Agents, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

7.26PATRIOT Act; FCPA; OFAC.

(a)To the extent applicable, each Credit Party is in compliance in all material respects with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) all applicable Anti-Corruption Laws.  No part of the proceeds of the Loans will be used by any Credit Party, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other Anti-Corruption Laws.

(b)No Credit Party nor, to the knowledge of any Credit Party, any director, officer, agent, employee or Affiliate of any Credit Party, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” (a “Blocked Person”) or (ii) is currently subject to any sanctions administered by the Office of Foreign Assets Control of the US Treasury Department (“OFAC”), the U.S. State Department or any similar sanctions administered by any other relevant sanctions authority to whose jurisdiction any Credit Party is subject (collectively, “Sanctions”); and no Credit Party will directly or indirectly use the proceeds of the Loans or otherwise knowingly make available such proceeds to any person (x) for the purpose of financing the activities of any person currently subject to any Sanctions or (y) in any manner that would result in a violation by any Secured Party or Credit Party of any Sanctions.

(c)No Credit Party (i) to its knowledge, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to or from any Blocked Person, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Program, or (iii) to its knowledge, is directly or indirectly affiliated with, controlled by, or under common control with, a Blocked Person or a prohibited country or territory pursuant to the OFAC Sanctions Program.  Credit Parties have adopted, implemented and maintain (A) policies, procedures and internal controls that are reasonably designed to promote and achieve compliance in all material respects with the Anti-Terrorism Laws and (B) anti-bribery and anti-corruption policies and procedures that are reasonably designed to promote and achieve compliance in all material respects with Anti-Corruption Laws.

(d)To the knowledge of any Credit Party, except to the extent otherwise disclosed in writing to Administrative Agent, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Credit Parties or any of their respective current or former directors, officers, employees, stockholders, shareholders or agents, or other Persons acting or purporting to act on their behalf.

(e)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

7.27Post-Closing Covenants.  Notwithstanding anything herein to the contrary, including the requirements under Section 6.1 and Section 6.2, the Credit Parties shall (i) deliver to Administrative Agent each item set forth in Schedule 7.27 and (ii) perform each action set forth in Schedule 7.27, in each case within the applicable time periods set forth in Schedule 7.27 or such longer period as may be agreed to by Administrative Agent in writing.

8.FINANCIAL REPORTS; FINANCIAL COVENANTS

8.1Reports and Notices.  From the Closing Date until the Termination Date, Borrower shall deliver to Administrative Agent and each Lender:

(a)within forty-five (45) days following the end of each Fiscal Quarter, the Financial Statements for such Fiscal Quarter on a consolidated and consolidating basis, setting forth in each case in comparative form the figures as of the end of and for the corresponding period, in the previous Fiscal Year;

(b)within forty (40) days following the end of each Fiscal Quarter, a reasonably detailed report of sales, broken out by brand, for such Fiscal Quarter;

(c)within thirty (30) days following the end of each Fiscal Month (other than the Fiscal Months ending March 31, June 30, September 30 and December 31), the Financial Statements for such Fiscal Month on a consolidated and consolidating basis;

(d)within one hundred fifteen (115) days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year on a consolidated basis certified by CBIZ, Inc. or another independent certified accounting firm or recognized standing reasonably acceptable to Agents, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) any management letter that may be issued and (ii) the unaudited consolidating Financial Statements for such Fiscal Year on a consolidating basis;

(e)together with the Financial Statements delivered pursuant to Sections 8.1(a) (with respect to the Fiscal Months ending March 31, June 30, September 30 and December 31) and 8.1(c), a Compliance Certificate executed by a Responsible Officer of Borrower which shall include in reasonable detail (i) the calculations used in determining compliance with the financial covenants set forth on Schedule II and (ii) detail with respect to the tax benefits of redemptions of Equity Interests in such period;

(f)no later than forty (40) days after the close of each Fiscal Quarter, a copy of the Quarterly Royalty Collections Report showing actual royalties billed and collected by Credit Parties in the period covered thereby and setting forth the royalty income for such period;

(g)no later than thirty (30) days prior to the close of each Fiscal Year, projections of the consolidated and consolidating financial performance of Borrower and the Included Subsidiaries for the forthcoming two (2) Fiscal Years on a year by year basis and for the forthcoming Fiscal Year on a month by month basis;

(h)within fifteen (15) days after the end of each Fiscal Month, a Borrowing Base Certificate duly executed by a Responsible Officer of Borrower;

(i)promptly upon their distribution, copies of all financial statements, reports and proxy statements which Borrower shall have sent to its Equity Interests Holders, promptly after the sending or filing thereof, copies of all regular and periodic reports which Borrower shall file with the SEC or any other securities exchange; and

(j)within three (3) days after their receipt by any Credit Party, copies of all royalty reports received by such Credit Party pursuant to a Material Contract.

8.2Financial Covenants.  Borrower shall not breach any of the financial covenants set forth in Schedule II.

8.3Other Reports and Information.  Each Credit Party shall advise Agents promptly, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; (c) the occurrence of any Default, Event of Default or other event which has had or could reasonably be expected to have a Material Adverse Effect; and (d) any actual or alleged breaches of any Material Contract or termination or expiration or threat to terminate any Material Contract or any amendment to or modification of a Material Contract, in each case which affect in a material and adverse respect the amount payable to a Credit Party thereunder or could otherwise reasonably be expected to have a Material Adverse Effect, or the execution of any new Material Contract by any Credit Party.  Each Credit Party shall, upon request of any Agent, furnish to Agents such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Credit Party or the Collateral as any Agent may request, all in reasonable detail.  Promptly after the request by any Agent or any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act (including, without limitation, if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to such Credit Party).

9.NEGATIVE COVENANTS

Each Credit Party covenants and agrees that from the Closing Date until the Termination Date, such Credit Party shall not and shall not permit any Included Subsidiary, directly or indirectly, by operation of law or otherwise, to:

9.1Limitation on Fundamental Changes.  Consummate any merger, consolidation or amalgamation (including by division of any existing limited liability company pursuant to a “plan of division” under the Delaware Limited Liability Company Act), or liquidate, wind up or dissolve itself.

9.2Limitation on Disposition of Property.  Dispose (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act) of any of its property, whether now owned or hereafter acquired, or, in the case of any Included Subsidiary, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(a)Dispositions of obsolete, worn out, uneconomical, immaterial or surplus assets or assets no longer used or useful in the business (other than Intellectual Property and Material Contracts);

(b)the sale of Inventory and other assets held for sale in the ordinary course of business;

(c)the Disposition of cash or Cash Equivalents not otherwise in violation of this Agreement;

(d)Dispositions consisting of the granting of Liens constituting Permitted Liens;

(e)Dispositions of property by Borrower to any other Credit Party;

(f)so long as no Event of Default has occurred and is continuing or would arise after giving pro forma effect of such Disposition, Dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements as of the Closing Date;

(g)Dispositions of Accounts in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice (and not for financing purposes);

(h)[reserved];

(i)any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property of any Credit Party if such property is Collateral;

(j)non-exclusive licenses of Intellectual Property in the ordinary course of business;

(k)any Subsidiary of a Credit Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to an Included Subsidiary or to the Borrower, and any Excluded Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to an Excluded Subsidiary; and

(l)the license of the Halston Collateral to G-III pursuant to the G-III License Agreement as in effect on the Closing Date.

9.3Limitation on Restricted Payments.  Make any Restricted Payment except:

(a)any Subsidiary of a Credit Party may make payments to such Credit Party;

(b)dividend payments or distributions in the form of Equity Interests;

(c)for the payment of tax obligations of employees of a Borrower in connection with the vesting of employee Equity Interests held by such employee, provided that after giving pro forma effect to such payment no Event of Default will be in existence; and

(d)if the Group JS Shortfall Amount is less than or equal to $100,000 (as determined in Administrative Agent’s sole discretion), a one-time payment to IPX Capital in respect of the IPX Capital Indebtedness not to exceed $50,000.

9.4Limitation on Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or make any other Acquisition, or investment in, any other Person (all of the foregoing, “Investments”), except (in each case, solely with respect to the Borrower):

(a)(i) extensions of trade credit or the holding of receivables in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and (iii) prepaid expenses, deposits and other credits to suppliers in the ordinary course of business;

(b)Investments in cash and Cash Equivalents;

(c)Permitted Acquisitions;

(d)Investments received in connection with the workout, bankruptcy or reorganization of, insolvency or liquidation of, or settlement of claims against and delinquent accounts of and disputes with, franchisees, customers and suppliers, or as security for any such claims, accounts and disputes, or upon the foreclosure with respect to any secured Investment;

(e)Investments in Included Subsidiaries; and

(f)Investments in Excluded Subsidiaries on or after the date of each Acquisition thereof not to exceed an aggregate amount for such Investments in all Excluded Subsidiaries of $250,000 in any Fiscal Year or an aggregate amount of $500,000 during the term of this Agreement.

9.5Limitation on Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, unless such transaction is on fair and reasonable terms no less favorable to such Credit Party than could reasonably be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.  The foregoing notwithstanding, Credit Parties may:

(a)make Restricted Payments otherwise permitted by this Agreement;

(b)enter into employment and severance arrangements with officers, directors and employees of such Credit Party, to the extent relating to services performed for such Credit Party (as determined in good faith by the senior management of the relevant Person), pay director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and expense reimbursement arrangements;

(c)with respect to the Borrower, loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding the Minimum Actionable Amount; and

(d)the allocation by Borrower of general administrative and other corporate expenses of Borrower to any other Credit Party in accordance with Borrower’s expense allocation method that is an acceptable methodology with segment reporting.

9.6Limitation on Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by any Credit Party of real or personal property which has been or is to be sold or transferred by any Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party.

9.7Limitation on Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than:

(a)this Agreement and the other Loan Document;

(b)prohibitions and limitations arising by operation of law;

(c)customary provisions contained in an agreement restricting assignment of such agreement entered into in the ordinary course of business;

(d)agreements governing Purchase Money Indebtedness permitted pursuant to Section 9.10(a)(vi) and capital leases; and

(e)so long as the G-III Intercreditor Agreement remains in effect, the G-III License Agreement.

9.8Limitation on Restrictions on Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Included Subsidiary to make Restricted Payments in respect of any Equity Interests of such Subsidiary held by any Credit Party or to Guarantee Obligations of any Credit Party, except for such encumbrances or restrictions existing under or by reason of this Agreement or any other Loan Documents;

9.9Limitation on Lines of Business.  Engage in any line of business except for, (a) with respect to the Borrower and H Licensing, those businesses in which such Credit Party is engaged on the date of this Agreement or that are reasonably related or ancillary thereto or reasonable extensions thereof, and (b) with respect to the SPE Guarantors, (i) maintaining its corporate existence, including the issuance of Equity Interests, holding director and shareholder meetings, and entering into those agreements and arrangements incidental thereto and incurring and paying fees, costs and expenses relating thereto, (ii) participating in tax, accounting, corporate and other administrative activities or other activities incidental thereto as a member of the consolidated group of companies including the Credit Parties, (iii) executing, delivering and the performance of rights and obligations under the Loan Documents, (iv) making any Restricted Payment permitted by this Agreement, (v) the holding of any cash and Cash Equivalents, (vi) with respect to the SPE Subsidiaries, the ownership and holding of Intellectual Property and licensing of such Intellectual Property, (vii) the entry into and performance of its obligations with respect to contracts and other arrangements entered into in the ordinary course of business providing for indemnification to officers, managers, directors and employees, (viii) with respect to Xcel Holdings, the ownership of equity interests in C Wonder, JR Licensing and Xcel Design, and (ix) any activities incidental to the foregoing or required to comply with applicable Law.

9.10Limitations on Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except (a) with respect to the Borrower:

(i)the Obligations;

(ii)Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 9.10, and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof and any shortening of the maturity of any principal amount thereof) except that Borrower may amend Disclosure Schedule 9.10 to (A) modify the manner, calculations or mechanics by which amounts thereunder are payable in Equity Interests of Borrower and (B) extend the maturity of all or any portion of the Borrower’s Indebtedness evidenced thereby;

(iii)deferred taxes;

(iv)by endorsement of instruments or items of payment for deposit to the general account of Borrower;

(v)for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement; and

(vi)(x) additional Purchase Money Indebtedness incurred after the Closing Date in an aggregate outstanding amount for Borrower not exceeding $100,000 in the aggregate at any time outstanding, and (y) unsecured indebtedness not to exceed $500,000 in the aggregate at any time outstanding;

(b)with respect to H Licensing, (i) the Obligations and (ii) Indebtedness existing as of the Closing Date and set forth on Disclosure Schedule 9.10;

(c)with respect to Halston IP, unsecured Indebtedness owing to IPX Capital in an amount not to exceed $50,000 (the “IPX Capital Indebtedness”); and

(d)with respect to each other Loan Party, the Obligations.

9.11Restrictions on Liens.  Create or permit any Lien on any of its properties or assets, except for (a) with respect to the Borrower, Permitted Liens, (b) with respect to Halston IP, (i) Liens in favor of Administrative Agent for the benefit of Secured Parties securing the Obligations and (ii) Liens on the Halston Collateral in favor of G-III existing as of the Closing Date, and (c) with respect to each other Loan Party, Liens in favor of Administrative Agent for the benefit of Secured Parties securing the Obligations.

9.12Modifications.  (a) Amend, modify or change any Organizational Document of any Credit Party (other than the SPE Guarantors), in each case, in any manner that is materially adverse to the interests of the Lenders taken as a whole, as reasonably determined in good faith by Borrower (unless approved by Administrative Agent), (b) amend, modify or change any Organizational Document of any SPE Guarantor (unless approved by Administrative Agent, (c) amend, modify or change its name, state of incorporation or organization, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (d) acquire, lease or use any real estate after the Closing Date without such Credit Party, in each instance, giving thirty (30) days prior written notice thereof to Agents and taking all actions deemed necessary or appropriate by Agents to continuously protect and perfect

Administrative Agent’s Liens upon the Collateral, or (e) store or hold any assets of another Person other than advertising contributions, royalty advances and security deposits received by a Credit Party in the ordinary course of business except to the extent Agents have received notice thereof.

9.13Changes in Accounting Principles and Fiscal Periods.  Permit (a) the Fiscal Year of any Credit Party to end on a day other than December 31, without the prior written consent of Administrative Agent (such consent not be unreasonably withheld, delayed or conditioned), and (b) any change in accounting principles to occur, other than as a result of an Accounting Change.

10.SECURITY INTEREST

10.1Grant of Security Interest.

(a)As collateral security for the prompt and complete payment and performance of all of the Obligations, each Credit Party executing this Agreement hereby grants to Administrative Agent for the benefit of Secured Parties a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including, without limitation, all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments, Equity Interests and Investment Property; all Inventory; all Equipment; all Goods; all Chattel Paper, all Documents; all Instruments; all Books and Records; all General Intangibles; all Supporting Obligations; all Letter-of-Credit Rights; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Material, the Excluded Equity Interests, and the Excluded Assets (all of the foregoing, together with any other collateral pledged to Agent for the benefit of Secured Parties pursuant to any other Loan Document, collectively, the “Collateral”).

(b)Each Credit Party executing this Agreement and Administrative Agent agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Administrative Agent for the benefit of Secured Parties.  Each such Credit Party represents, warrants and promises to Agents and Lenders that: (i) such Credit Party is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Liens; (ii) the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of Administrative Agent for the benefit of Secured Parties as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from such Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.  Each Credit Party executing this Agreement promises to defend the right, title and interest of Administrative

Agent in and to the Collateral against the claims and demands of all Persons whomsoever (other than with respect to Permitted Liens), and each Credit Party shall take such actions, including (x) the prompt delivery of all negotiable Documents, original Instruments, Chattel Paper and certificated Equity Interests owned by such Credit Party to Administrative Agent, (y) notification of Administrative Agent’s interest in Collateral at Administrative Agent’s request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve such Credit Party’s and Administrative Agent’s respective and several interests in the Collateral.  Each Credit Party executing this Agreement shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents.  All Chattel Paper shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of FEAC Agent, LLC, as Agent.”

(c)This Agreement is effective to create in favor of Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  When (i) any certificates representing such Equity Interests pledged to Administrative Agent (and constituting “certificated securities” within the meaning of the UCC) are delivered to Administrative Agent, (ii) Collateral with respect to which a security interest may be perfected only by possession or control, upon the taking of possession or control by Administrative Agent of such Collateral, and (iii) the other personal property Collateral described in the Loan Documents, when financing statements in appropriate form are filed in the appropriate filing offices, appropriate assignments or notices are filed in each applicable IP Office and such other filings as are specified in the Loan Documents have been completed, the Lien on the Collateral created by the Loan Documents shall (to the extent of the foregoing actions) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit  Parties in such Collateral, as security for the Obligations, in each case prior to the Liens of any other Person (except Permitted Liens permitted under the terms of the Loan Documents to have priority over the Liens securing the Obligations).

(d)Each Credit Party executing this Agreement shall take such action reasonably requested by Administrative Agent to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgments of Administrative Agent’s Liens from bailees having possession of such Credit Party’s Goods that they hold for the benefit of Administrative Agent.

(e)Each Credit Party executing this Agreement shall promptly, and in any event within two (2) Business Days after becoming a beneficiary under a letter of credit, notify Agent thereof and thereafter enter into a tri-party agreement with Administrative Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Administrative  Agent and directing all payments thereunder to Agent, all in form and substance reasonably satisfactory to Administrative Agent.

(f)Each Credit Party executing this Agreement shall take all steps as Agent may reasonably request to grant Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(g)Each Credit Party executing this Agreement hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Credit Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC or the filing office for acceptance of any financing statement or amendment, including whether each Credit Party is an organization, the type of organization and any organization identification number issued to each Credit Party, and in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Credit Party agrees to furnish any such information to Administrative Agent promptly upon request.  Each Credit Party also ratifies its authorization for Administrative Agent to have filed any initial financing statements or amendments thereto if filed prior to the date hereof.

(h)Each Credit Party shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Administrative Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Administrative Agent, each Credit Party shall enter into a supplement to this Agreement, granting to Administrative Agent for the benefit of Secured Parties a Lien in such commercial tort claim.

10.2Agents’ Rights.

(a)Agents may (i) at any time in either Agent’s own name or in the name of each Credit Party, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Agents’ satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) following the occurrence of an Event of Default, at any time and without prior notice to any Credit Party notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Agent and that payments shall be made directly to Administrative Agent.  Upon the request of an Agent, each Credit Party shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral.  Each Credit Party hereby constitutes Agents or either Agent’s designee such Credit Party’s attorney with power to endorse such Credit Party’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.  Prior to any Agent exercising any of the rights set forth in this Section 10.2(a), such Agent shall so advise the other Agent and each Agent shall have the right to participate in such action.

(b)Each Credit Party shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and neither Agents nor any Lender shall have any obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Credit Party and any Person other than an Agent or any Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and neither Agents nor any Lender shall be required or obligated in any manner (i) to perform or fulfill any of the obligations of any Credit

Party, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

10.3Administrative Agent’s Appointment as Attorney-in-Fact.  On the Closing Date, each Credit Party shall execute and deliver a Power of Attorney in the form attached as Exhibit D.  The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Administrative Agent under the Power of Attorney are solely to protect Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Administrative Agent agrees, except for the powers granted in clause (h) of the Power of Attorney, not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing.  Each Credit Party authorizes Administrative Agent to file any financing or continuation statement without the signature of any Credit Party to the extent permitted by applicable law.  NONE OF ADMINISTRATIVE AGENT OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

10.4Grant of License to Use Intellectual Property Collateral.  In connection with the exercise of Administrative Agent’s rights and remedies with respect to the Collateral following an acceleration of the Obligations or any Event of Default, each Credit Party hereby grants to Administrative Agent an irrevocable, non-exclusive license without payment of royalty or other compensation to any Credit Party, but subject to the terms of any agreements relating thereto (including the payment of royalties required thereunder), to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by any Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, that such license will terminate on the Termination Date and all amounts received by Administrative Agent with respect thereto shall be applied to the Obligations.

10.5Terminations; Amendments Not Authorized.  Each Credit Party executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to Borrower’s rights under Section 9-509(d)(2) of the UCC.

10.6Inspections.  At all times following the occurrence of a Default or an Event of Default and up to one time during each calendar year, absent the occurrence of a Default or an Event of Default, at a time during normal business hours mutually agreeable to Agents and

Borrower, Agents shall have the right, at the cost and expense of Borrower, to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Credit Party’s properties and the Collateral, (b) inspect, examine and copy (or take originals if necessary) and make extracts from such Credit Party’s Books and Records, including management letters prepared by independent accountants, and (c) discuss with each Credit Party’s principal officers, and independent accountants, each Credit Party’s business, assets, liabilities, financial condition, results of operations and business prospect.  Each Credit Party will deliver to Agents any instrument necessary for Agents to obtain records from any service bureau maintaining records for such Credit Party.  In connection with any inspection or examination of Collateral and the enforcement of remedies after an Event of Default, Agents may, at Borrower’s expense, use each Credit Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent any Agent, in its sole discretion, deems appropriate.

10.7IP Appraisal. Agents shall have the right, at the cost and expense of Borrower, to require the appraisal of the Intellectual Property owned by Credit Parties, in form and scope acceptable to Agents, prepared by an Approved Appraiser, (a) once per calendar year, (b) in the event that there is a write down of a material amount of the value, taken as a whole, of any of Intellectual Property of Borrower or Guarantor, (c) if any Agent, in its reasonable discretion, believes that the value of the intellectual property of Credit Parties, taken has a whole, has been impaired in a material respect, and (d) in the event that a Material Contract relating to the Intellectual Property is terminated or expires or is modified in an adverse manner. Credit Parties shall provide the Approved Appraiser with the information reasonably requested by such Approved Appraiser within five (5) Business Days of the request thereof.  Credit Parties shall use best efforts to cause a draft of such required IP Appraisal to be provided to the Agents within thirty (30) days following the request by any Agent therefor.  Credit Parties shall cause the completed IP Appraisal to be completed within sixty (60) days of the request therefor which date may be extended by the Agents.

11.TERM

11.1Term of Agreement.  Any obligation of Lenders to make Loans and extend their financial accommodations under this Agreement or any Loan Document shall continue in full force and effect until the expiration of the applicable Term.  The termination of the Agreement shall not affect any Agent’s or any Lender’s rights hereunder or any Loan Document and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been paid or performed in full.  Notwithstanding the foregoing, Administrative Agent shall release its security interests at any time upon payment to it of all Obligations if each Credit Party shall have provided Administrative Agent with an executed release of any and all claims which Credit Parties may have or thereafter have under this Agreement and/or any Loan Document.

11.2Termination of Lien.  The Liens and rights granted to Administrative Agent hereunder and any Loan Documents and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of any obligation to extend financial accommodations under this Agreement or the fact that Borrower’s account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been paid or performed in full after the termination of this Agreement or each Credit Party has furnished Administrative Agent with an indemnification satisfactory to Administrative Agent with respect thereto.  Administrative Agent shall not be required to send such termination statements to any Credit Party, or to file them with any filing office, unless and until all obligations to extend financial accommodations under the Loan Documents shall have been terminated in accordance with their terms and all Obligations paid or performed in full.

11.3Release of Lien.  Administrative Agent shall release any Lien held by Administrative Agent hereunder and under any other Loan Documents and the financing statements filed in connection herewith or therewith against any part of the Collateral is sold or disposed of by any Credit Party if such sale or disposition is permitted by this Agreement or is otherwise consented to by Required Lenders.

12.EVENTS OF DEFAULT

12.1Events of Default.  If any one or more of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)(i)  Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) Borrower shall fail to pay any interest on any Loan or any Credit Party shall fail to pay any other amount (other than principal) payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)any representation or warranty made or deemed made by any Credit Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement required to be furnished by such Credit Party at any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; provided, that, in each case, such materiality qualifier shall not be applicable with respect to any representation or warranty that is qualified or modified by materiality or Material Adverse Effect; or

(c)(i) any Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Sections 7.1(a)(i) (with respect to valid existence), 7.3 (other than clauses (c), (d) or (e)), 7.5(a), 7.13, 7.17, 7.18, 7.19, 7.23, 7.24, 7.27, 8.1, 8.2, Sections 9.1 through Section 9.13 and Section 10.7 of this Agreement; or (ii) any Credit Party shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents and such breach is not remediable or, if remediable, continues unremedied for a period of thirty (30) days after the earlier to occur of (x) the date on which any officer of any Credit Party becomes aware of such breach and (y) the date on which Agent shall have notified any Credit Party of such breach; or

(d)this Agreement or any other Loan Document shall not be for any reason, or shall be asserted by any Credit Party not to be, in full force and effect in all material respects in accordance with its terms or the Lien granted or intended to be granted to Agent pursuant to this Agreement or any other Loan Document shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in this Agreement or another Loan Document); or

(e)any judgment involving an aggregate liability exceeding the Minimum Actionable Amount (excluding amounts covered by insurance to the extent the relevant third party insurers have agreed in writing to cover such amounts) shall be rendered against any Credit Party or there shall be any attachment or execution against any of the assets or properties of any Credit Party, and such judgment, attachment or execution remains unpaid, unstayed or undismissed for a period of thirty (30) days from the date of such judgment; or

(f)any Credit Party shall be dissolved or shall generally not pay, or shall be generally unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted or a petition shall be filed by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and , in the case of any such proceeding filed against a Credit Party, such proceeding shall continue undismissed or unstayed for sixty (60) days; or any Credit Party shall take any action to authorize any of the actions set forth above in this clause (f); or

(g)any Credit Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness exceeding the Minimum Actionable Amount when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or

(h)the occurrence of a Change of Control or Change of Management; or

(i)there shall be commenced against any Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(j)the termination or expiration of, any amendment or other modification in a material and adverse manner as determined by Agents in their reasonable discretion of or any material default under, any Revenue License or Material Contract; or

(k)[reserved];

(l)any Credit Party shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or Intercreditor Agreement or make any payment on the Subordinated Debt that any Person was not entitled to receive under the provisions of the applicable Subordination Agreement or Intercreditor Agreement;

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing, Administrative Agent in its sole discretion may, and at the direction of the Required Lenders shall, declare any or all of the Obligations to be due and payable, and terminate any then outstanding Delayed Draw Term Loan A Commitments, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, other than the notices required by this Section 12.1; provided, however, if an Event of Default under Section 12.1(f) above shall occur and be continuing, then all of the Obligations shall become immediately due and payable, and any then outstanding Delayed Draw Term Loan A Commitments shall automatically terminate, in each case without any necessary action or notice by Administrative Agent.

12.2Remedies.

(a)In addition to the rights and remedies set forth in Section 12.1, if any Event of Default shall have occurred and be continuing, Administrative Agent may, and at the direction of the Required Lenders shall, without notice except to the extent required by applicable law exercise any rights and remedies provided to Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

(b)Without limiting the generality of the foregoing, each Credit Party expressly agrees that upon the occurrence of any Event of Default and expiration of the applicable cure period, Administrative Agent may, and at the direction of the Required Lenders shall, take any action necessary to collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, or appoint a third party to do so and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery.  Administrative Agent shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Secured Parties the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Credit Party hereby releases.  Such sales may be adjourned or continued from time to time with or without notice.  Administrative Agent shall have the right to conduct such sales on any Credit Party’s premises or elsewhere and shall have the right to use any Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Administrative Agent deems necessary or advisable.

(c)Upon the occurrence and during the continuance of an Event of Default and expiration of any applicable cure period, and at Administrative Agent’s request, each Credit Party further agrees to assemble the Collateral and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at its premises or elsewhere.  Administrative Agent shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Administrative Agent.  Administrative Agent may, and at the direction of the Required Lenders shall, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Administrative Agent’s remedies with respect thereto without prior notice or hearing.  To the maximum extent permitted by applicable law, each Credit Party waives all claims, damages, and demands against Agents, their respective Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person.  Each Credit Party agrees that ten (10) days prior notice by Administrative Agent to each Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Each Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agents and Lenders are entitled.

(d)Agents’ and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agents or any Lender may have under any other Loan Document or at law or in equity.  Recourse to the Collateral shall not be required.  All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

12.3Waivers.  Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Administrative Agent or any Lender on which any Credit Party may in any way be liable; (b) all rights to notice and a hearing prior to Administrative Agent’s taking possession or control of, or to Administrative Agent’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

12.4Proceeds.  The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Administrative Agent upon receipt to the Obligations in such order as set forth in Section 4.4(c) (notwithstanding that no Waterfall Triggering Event may be continuing) and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Administrative Agent of any other amount required by any provision of law, including the UCC, the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

12.5Directed Enforcement Conditions.

(a)So long as the Directed Enforcement Conditions have been and continue to be satisfied, the Required Term Loan B Lenders may direct the Administrative Agent to (and the Administrative Agent shall, upon such direction) accelerate the Obligations and/or commence and diligently pursue in good faith the exercise of its other rights and remedies available under the Loan Documents and applicable requirements of law against the Collateral in such manner as determined by Administrative Agent in its reasonable discretion, to the extent that the Administrative Agent is permitted to undertake and continue such exercise of rights and remedies by the terms of the Loan Documents and/or under applicable requirements of law; provided that, in the case of each of the foregoing, in the good faith determination of the Administrative Agent, taking such exercise of rights and remedies (i) is permitted under the terms of the Loan Documents and applicable requirements of law and (ii) will not result in any liability of the Administrative Agent or the Lenders.

(b)Neither the Term Loan B Agent nor any Lender shall have any right individually to (i) realize upon any of the Collateral or to enforce any guarantee of the Obligations, whether pursuant to any exercise of rights and remedies under the Loan Documents or otherwise or (ii) credit bid the Obligations held by the Administrative Agent, the Term Loan B Agent or the Lenders in accordance with Section 363 of the Bankruptcy Code (or any similar provision of other applicable law, including the UCC), it being understood and agreed that all powers, rights and remedies under the Loan Documents (including all rights to credit bid the Obligations) may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms thereof and the terms of this Agreement.

(c)The Term Loan B Agent and each Lender waives all rights to object to the manner that the Administrative Agent seeks the exercise of rights and remedies so long as such exercise of rights and remedies is otherwise in accordance with this Agreement, the Loan Documents and applicable requirements of law.

(d)The obligations of the Administrative Agent under this Section 12.5 shall be subject to the rights and benefits of the Administrative Agent under this Agreement and the other Loan Documents.

13.AGENTS

13.1Appointment and Duties.

(a)Each Lender hereby appoints Administrative Agent (together with any successor Administrative Agent pursuant to Section 13.9) as agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.  Without limiting the generality of the foregoing, each Lender hereby authorizes Administrative Agent to enter into each Loan Document, the G-III Intercreditor Agreement and any other Intercreditor Agreement contemplated hereby on behalf of and for the benefit of Lenders and the other Secured Parties and agrees to be bound by the terms thereof. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent.

(b)Without limiting the generality of clause (a) above, Administrative Agent shall have the sole and exclusive right and authority, and is hereby authorized, to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 12.1(f) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Secured Parties with respect to any Obligation in any proceeding described in Section 12.1(f) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent and Lenders for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)Under the Loan Documents, Administrative Agent and Collateral Agent (i) are acting solely on behalf of Secured Parties, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent” and “Collateral Agent” the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Administrative Agent or Collateral Agent, as the case maybe, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Administrative Agent and Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

13.2Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by any Agent or Required Lenders (or, if expressly required hereby, a greater proportion of Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by any Agent in reliance upon the instructions of Required

Lenders (or, where so required, such greater proportion) and (iii) the exercise by any Agent or Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of Secured Parties.

13.3Use of Discretion.

(a)No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that no Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that no Agent shall  be required to take any action that, in its opinion or the opinion of its counsel, may expose any Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law.

(b)No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(c)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with the Loan Documents for the benefit of all Secured Parties; provided that the foregoing shall not prohibit (i) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as any Agent hereunder and under the other Loan Documents, then (A) Required Lenders shall have the rights otherwise ascribed to each Agent pursuant to Section 13.1 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 13.1, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

13.4Delegation of Rights and Duties.  Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party), provided that such Agent shall be liable for all acts or failures to act of any such Person to the same extent as such Agent would be if such Agent performed such action.  Any such Person shall benefit from this Article 13 to the extent provided by such Agent.

13.5Reliance and Liability.

(a)Each Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with the terms of this Agreement, (ii) rely on the Register, (iii) consult with any advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)None of any Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, Borrower and each other Credit Party hereby waive and shall not assert (and Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of any Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of any Agent, when acting on behalf of such Agent);

(ii)shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by any Agent in connection with the Loan Documents; and

(iv)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case such Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Credit Party hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

(c)Each Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by any Agent or its Related Persons (an “Agent Report”).  Each Lender further acknowledges that any Agent Report (i) is provided to Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by any Agent or its Related Persons based upon information provided by the Credit Parties solely for such Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by such Agent or its Related Persons regarding the operations and condition of the Credit Parties.  No Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of any Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by any Agent or any Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)No Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, no Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against each Agent or its respective Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless each Agent and its respective Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

13.6Agent Individually.  Each Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments therefor.  To the extent any Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, each Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Term Loan Lender, or as one of Required Lenders respectively.

13.7Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon any Agent, any Lender or any of their respective Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by any Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by any Agent to Lenders, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of any Agent or any of its Related Persons.

13.8Expenses; Indemnities; Withholding.

(a)Each Lender agrees to reimburse each Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by any Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)Each Lender further agrees to indemnify each Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against any Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by any Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to any Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Administrative Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Administrative Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Administrative Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Administrative Agent is entitled to indemnification from such Lender.

13.9Resignation of Agent.

(a)Any Agent may resign at any time by delivering notice of such resignation to Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 13.9.  If any Agent delivers any such notice, Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as the case may be.  If, after thirty (30) days after the date of retiring Agent’s notice of resignation, no successor Agent has been appointed by Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent from among Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) Lenders shall assume and perform all of the duties of such Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

13.10Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of Section 13.10(b)(ii) below, release or subordinate) the following:

(a)any Subsidiary of Borrower from its guaranty of any Obligation if all of the Equity Interests of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)any Lien held by Administrative Agent for the benefit of Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted hereunder and (iii) all of the Collateral and all Credit Parties, upon (A) the Termination Date, and (B) to the extent requested by Administrative Agent, receipt by Administrative Agent and Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Administrative Agent.

Each Lender hereby directs Administrative Agent, and Administrative Agent hereby agrees, upon receipt of notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 13.10.

13.11Erroneous Payments.

(a)If Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender or such Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 13.11(b).

(c)Each Lender or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender or Secured Party from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to Borrower or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is made with funds of Borrower or any other Credit Party.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 13.11 shall survive the resignation or replacement of Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

14.MISCELLANEOUS

14.1No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege under this Agreement or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No notice to or demand on any Credit Party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

14.2Amendments and Waivers.

(a)No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Required Lenders (or by

Administrative Agent with the consent of Required Lenders) and Credit Parties and acknowledged by Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders directly affected thereby (or by Administrative Agent with the consent of all Lenders directly affected thereby), in addition to Required Lenders (or by Administrative Agent with the consent of Required Lenders) and Borrower, do any of the following:

(i)increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to the terms of this Agreement);

(ii)postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest (other than the waiver of the payment of interest at the Default Rate), fees or other amounts (other than principal) due to Lenders (or any of them) hereunder or under any other Loan Document;

(iii)reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder;

(v)amend Section 4.4(c);

(vi)[reserved];

(vii)amend this Section 14.2 or, subject to Section 14.2(e) below, the definition of “Required Lenders”, “Required Term Loan A Lenders”, “Required Term Loan B Lenders” or any provision providing for consent or other action by all Lenders;

(viii)discharge or releases any Credit Party from its respective payment Obligations under the Loan Documents, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(ix)except as otherwise permitted herein or in the other Loan Documents, subordinate, release, or permit any Credit Party to sell or otherwise dispose of, an Collateral with a value (as determined on an arms’ length basis or pursuant to an appraisal conducted by an independent appraiser) exceed $250,000 in the aggregate during the term of this Agreement;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi), (vii), (viii) and (ix).

(b)Notwithstanding the foregoing, (i) no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent hereunder in a manner adverse to either Agent, as the case may be, without the prior written consent of the Applicable Agent; and

(ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)Notwithstanding anything to the contrary contained in this Section 14.2, Administrative Agent and Borrower, in their sole discretion and without the consent or approval of any other party, may amend, modify or supplement any provision of this Agreement or any other Loan Document to (i) amend, modify or supplement such provision or cure any ambiguity, omission, mistake, error, defect or inconsistency, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof (provided, that, if the Required Lenders make such objection in writing, such amendment, modification or supplement shall not become effective without the consent of the Required Lenders), and (ii) to permit additional affiliates of Borrower to guarantee the Obligations and/or provide Collateral therefor.  Such amendments shall become effective without any further action or consent of any other party to any Loan Document.

(d)Reserved.

(e)Notwithstanding anything to the contrary contained in this Section 14.2, (i) Borrower may amend Disclosure Schedules upon notice to Agents and with the consent of Agents, (ii) Agents may amend Schedule III and (iii) Agents and Credit Parties may amend or modify this Agreement and any other Loan Document to (A) cure any ambiguity, omission, defect or inconsistency therein, or (B) grant a new Lien for the benefit of Secured Parties, extend an existing Lien over additional property for the benefit of Secured Parties or join additional Persons as Credit Parties.

14.3Expenses; Indemnity.

(a)Each Credit Party agrees to, jointly and severally, pay or reimburse each Agent or each Lender for all costs and expenses (including, without limitation, the reasonable fees and expenses of all counsel, advisors, consultants and auditors) incurred by each Agent and each Lender in connection with:  (i) the preparation, negotiation, execution, delivery, performance and enforcement of this Agreement and the other Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated shall be consummated); (ii) the enforcement or protection of each Agent’s and each Lender’s rights in connection with this Agreement and the other Loan Documents or in connection with the Loans; (iii) any advice in connection with the administration of the Loans or the rights under this Agreement or the other Loan Documents; (iv) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of any Agent, any Lender, any Credit Party or any other Person), and an appeal or review thereof, in any way relating to the Collateral, this Agreement, any other Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (v) any effort (x) to monitor the Loans, (y) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (z) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.  Each Credit Party further agrees, jointly and severally, to indemnify Agents and Lenders from and agrees to hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

(b)Each Credit Party agrees, jointly and severally, to indemnify Agents, Lenders, their correspondents and each of their respective directors, shareholders, officers, employees and agents (each, an “Indemnified Person”) against, and agrees to hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnified Person arising out of, in any way connected with or as a result of (i) the use of any of the proceeds of any Loan, (ii) the transactions financed by the Loans, (iii) this Agreement, any other Loan Document or any other document contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby, or (iv) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not any Indemnified Person Indemnity is a party thereto; provided, however, that such indemnity shall not, as to any Indemnified Person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of such Indemnified Person.

(c)The provisions of this Section 14.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement and the repayment of the Loans.  All amounts due under this Section 14.3 shall be payable on written demand therefor.

14.4Guaranty.  Each Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees to Secured Parties and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Secured Parties by Borrower.  Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations shall be absolute and unconditional, irrespective of, and unaffected by:

(a)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Documents;

(b)the absence of any action to enforce this Agreement (including this Section 14.4) or any other Loan Document or the waiver or consent by any Secured Party with respect to any of the provisions hereof or thereof;

(c)the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by any Secured Party in respect thereof (including the release of any such security);

(d)the insolvency of any Credit Party; or

(e)any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations shall not be discharged until the payment and performance, in full, of the Obligations has occurred.  Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

14.5Waivers.  Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel any Agent or any Lender to marshal assets or to proceed in respect of the Obligations against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party.  It is agreed among each Credit Party, Agents and Lenders that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 14.5 and such waivers, Lenders would decline to enter into this Agreement.

14.6Benefit of Guaranty.  Each Credit Party agrees that the provisions of Section 14.4 are for the benefit of Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and any Secured Party, the obligations of such other Credit Party under this Agreement or the other Loan Documents.

14.7Subordination of Subrogation.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, each Credit Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations (other than contingent indemnification obligations for which no claims have been made) are paid in full in cash.  Each Credit Party acknowledges and agrees that this waiver is intended to benefit Agents and Lenders and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of Section 14.4.

14.8Election of Remedies.  If any Agent or any Lender may, under applicable law, proceed to realize its benefits under this Agreement or any other Loan Document giving Administrative Agent a Lien upon any Collateral, whether owned by Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent sand Lenders may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under Section 14.4.  If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by Agents and Lenders and waives any claim based upon such action, even if such action by any Agent or any Lender shall result in a full or partial loss of any rights of subrogation which such Credit Party might otherwise have had but for such action by any Agent or any Lender.  Any election of remedies that results in the denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations.  In the event any Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, this Agreement or any other Loan Document, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or such Lender but may be credited against the Obligations.  The difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under Section 14.4 notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

14.9Liability Cumulative.  The liability of Credit Parties under Section 14.4 is in addition to and shall be cumulative with all liabilities of each Credit Party to Secured Parties under this Agreement and the other Loan Documents or in respect of any Obligations or obligation of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

14.10Waiver of Subrogation.  Each Credit Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which any Credit Party may now or hereafter have against the other Credit Party or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Credit Party’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

14.11Assignments and Participations; Binding Effect.

(a)Binding Effect.  This Agreement shall become effective when it shall have been executed by Borrower, the other Credit Parties signatory hereto and Agents and when Administrative Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrower, the other Credit Parties hereto, Agent, each Lender receiving the benefits of the Loan Documents and each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document none of Borrower, any other Credit Party, or any Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)Right to Assign.  Each Lender may sell, transfer, negotiate or assign (each, an “Assignment”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any Eligible Assignee, (ii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent and as long as no Event of Default is continuing, Borrower (which acceptances shall be deemed to have been given unless an objection is delivered to Administrative Agent within five (5) Business Days after notice of a proposed Assignment is delivered to Borrower), or (iii) with respect to the Term Loans, to any Person other than a Credit Party, and Affiliate of a Credit Party, or a natural person; provided, however, that (w) for each Loan, the aggregate outstanding principal amount (determined as of the Closing Date of the applicable Assignment) of the Loans, and Commitments subject to any such Assignment shall be in a minimum amount of $2,000,000, unless such Assignment is made to an existing Lender or an Eligible Assignee of any existing Lender, is of the assignor’s (together with its Eligible Assignees)

entire interest in such facility or is made with the prior consent of Borrower (to the extent required) and Administrative Agent, (x) such Assignment shall be effective only upon the acknowledgement in writing of such sale by Administrative Agent (such acknowledgment not to be unreasonably withheld, conditioned, or delayed), and (y) interest accrued prior to and through the date of any such Assignment may not be assigned.

(c)Procedure.  The parties to each sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Administrative Agent an Assignment Agreement evidencing such sale, together with any existing Note subject to such sale (or any affidavit of loss therefor acceptable to Administrative Agent), any tax forms required to be delivered pursuant to this Agreement and payment of an assignment fee in the amount of $3,500 to Administrative Agent, unless waived or reduced by Administrative Agent; provided, that (i) if a sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such sale, and (ii) if a sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with clause (iii) of Section 14.11(b), upon Administrative Agent (and Borrower, if applicable) consenting to such Assignment, from and after the Closing Date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment Agreement.

(d)Effectiveness.  Subject to the recording of an Assignment Agreement by Agent in the Register, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such Assignment (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)Grant of Security Interests.  In addition to the other rights provided in this Section 14.11, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s indebtedness or equity securities, by notice to Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)Participants and SPVs.  In addition to the other rights provided in this Section 14.11, each Lender may, (x) with notice to Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Administrative Agent or Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 3.4 and 3.5, but, with respect to Section 3.4, only to the extent such participant or SPV delivers the tax forms required pursuant to Section 3.4 as if it were a Lender and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in a notice provided to Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of Section 14.2(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (v) of Section 14.2(a).  No party hereto shall institute (and Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnified Person against any liability that may be incurred by, or asserted against, such Indemnified Person as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

(g)A Lender that makes a grant to an SPV or sells a participation pursuant to Section 14.11(f) shall, acting solely as a non-fiduciary agent of Borrower and the other Credit Parties, maintain a register similar to the Register (the “Participant Register”) on which it enters the name and address of each participant or SPV and the principal amounts (and stated interest) of each participant’s or SPV’s interest in the Loans or other Obligations under the Loan

Documents.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such interest for all purposes of this Agreement notwithstanding any notice to the contrary.  For avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

14.12Set-off; Sharing of Payments.

(a)Right of Setoff.  Each of each Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by Agent, such Lender or any of their respective Affiliates to or for the credit or the account of Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender shall exercise any such right of setoff without the prior consent of Administrative Agent or Required Lenders. Each Agent and each Lender agrees promptly to notify Borrower and Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 14.12 are in addition to any other rights and remedies (including other rights of setoff) that Agents, Lenders, their Affiliates and the other Secured Parties, may have.

(b)Sharing of Payments, Etc.  If any Lender or any Agent directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or Proceeds) and such payment exceeds the amount such Agent, such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Agent or such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender or Agent in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or such Agent without interest and (ii) such Lender or such Agent shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender, Agent were the direct creditor of the applicable Credit Party in the amount of such participation.

14.13Creditor-Debtor Relationship.  The relationship between each Agent and each Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Secured Parties and Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

14.14Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agents or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agents or Required Lenders.

14.15Descriptive Headings.  The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

14.16Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, (d) when hand-delivered or (e) sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), all of which shall be addressed to the party to be notified and sent to the address, e-mail address or facsimile number indicated in Schedule III or to such other address (or facsimile number or e-mail address) as may be substituted by notice given as herein provided or may be set forth in an Assignment Agreement.

14.17Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.18Entire Agreement; Counterparts.  This Agreement and the other Loan Documents represent the agreement of Credit Parties, Agents and Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Borrower, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

14.19SUBMISSION TO JURISDICTION.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY: (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE III TO THIS AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 14.17; AND (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

14.20WAIVER OF TRIAL BY JURY, CERTAIN DAMAGES AND SETOFFS.  IN ANY LEGAL ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT DELIVERED PURSUANT HERETO OR THERETO, (A) EACH OF EACH CREDIT PARTY, EACH AGENT AND EACH LENDER HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUCH LEGAL ACTION OR PROCEEDING, AND (B) EACH OF EACH CREDIT PARTY, EACH AGENT AND EACH LENDER HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, ACTUAL DAMAGES.  EACH CREDIT PARTY AGREES THAT THIS SECTION 14.21 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT LENDERS WOULD NOT EXTEND TO BORROWER ANY LOANS HEREUNDER IF THIS SECTION 14.20 WERE NOT PART OF THIS AGREEMENT.

14.21GOVERNING LAW.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF

14.22Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or otherwise, all as though such payments had not been made.

14.23PATRIOT Act; Know Your Customer.

(a)Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

(b)Each Lender shall promptly upon the request of Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by Administrative Agent (for itself) in order for Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents

14.24Acknowledgement and Consent to Bail-In of Lenders.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender arising under any Loan Document may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Lender, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

14.25Intercreditor Agreement.  Each of the Lenders hereby acknowledges that it has received a copy of the G-III Intercreditor Agreement. Each of the Lenders hereby authorizes and instructs the Administrative Agent to bind the Lenders on the terms set forth in the G-III Intercreditor Agreement and perform and observe its obligations under the G-III Intercreditor Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

XCEL BRANDS, INC.

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	EVP

H LICENSING, LLC

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	EVP

XCEL IP HOLDINGS, LLC

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	EVP

HALSTON HOLDING COMPANY, LLC

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	EVP

H HALSTON IP, LLC
By:	/s/ Seth Burroughs
Name:	Seth Burroughs
Title:	EVP

[Signature Page to Loan and Security Agreement]

JR LICENSING, LLC
By:	/s/ Seth Burroughs
Name:	Seth Burroughs
Title:	EVP

C WONDER LICENSING, LLC
By:	/s/ Seth Burroughs
Name:	Seth Burroughs
Title:	EVP

XCEL DESIGN GROUP, LLC
By:	/s/ Seth Burroughs
Name:	Seth Burroughs
Title:	EVP

[Signature Page to Loan and Security Agreement]

FEAC AGENT, LLC,
as Administrative Agent and Collateral Agent

By:	First Eagle Alternative Credit, LLC
Its:	Managing Member

By:	/s/ Michelle Handy
	Name:	Michelle Handy
	Title:	Senior Managing Director

[Signature Page to Loan and Security Agreement]

RESTORE CAPITAL, LLC,
as Term Loan B Agent

By:	/s/ Dan Rubin
	Name:	Dan Rubin
	Title:	Managing Director

[Signature Page to Loan and Security Agreement]

FEF DISTRIBUTORS, LLC,
as Lead Arranger

By:	/s/ William Karim
	Name:	William Karim
	Title:	Sr. Vice President, Loan Arrangement Team

[additional signature pages follow]

[Signature Page to Loan and Security Agreement]

LENDERS:

First Eagle Credit Opportunities Fund SPV, LLC

By:	First Eagle Alternative Credit, LLC
Its:	Collateral Manager

By:	/s/ Michelle Handy
	Name:	Michelle Handy
	Title:	Senior Managing Director

First EAGLE Private credit fund SPV, LLC

By:	First Eagle Private Credit Fund
Its:	Manager
By:	First Eagle Alternative Credit, LLC
Its:	Sub-Adviser

By:	/s/ Michelle Handy
	Name:	Michelle Handy
	Title:	Senior Managing Director

FIRST EAGLE PEI FUND SPV, LLC

By:	First Eagle PEI Fund (Blocker), LLC
Its:	Manager
By:	First Eagle PEI Fund (Blocked), LP
Its:	Sole Member
By:	First Eagle Alternative Credit, LLC
Its:	Investment Adviser

By:	/s/ Michelle Handy
	Name:	Michelle Handy
	Title:	Senior Managing Director

[Signature Page to Loan and Security Agreement]

RESTORE CAPITAL (XELB), LLC,

By:	/s/ Dan Rubin
	Name:	Dan Rubin
	Title:	Managing Director

[Signature Page to Loan and Security Agreement]

SCHEDULE I

CONDITIONS PRECEDENT

The following items must be received by Agents each in form and substance satisfactory to Agents on or prior to the date of the initial Loan:

1.	this Agreement duly executed by each Credit Party, each Lender and each Agent;
2.	[reserved];
3.	the Fee Letter duly executed by Borrower;
4.	the Powers of Attorney duly executed by each Credit Party;
5.	duly executed Intellectual Property Security Agreement from each applicable Credit Party;
6.	the Warrants duly executed by the Borrower, FEAC and Restore;
7.

duly executed (i) amended and restated limited liability company agreements with respect to each SPE Guarantor, and (ii) Independent Manager Agreements with respect to each SPE Guarantor, in each case, in form and substance satisfactory to Agents;

8.

duly executed Pledge Agreement from the applicable Credit Parties together with copies of the certificates representing the Equity Interests of each Included Subsidiary owned by such Credit Parties, together with copies of an undated stock power for each such certificate executed in blank by a duly authorized officer of Borrower;

9.

copies of financing statements (Form UCC-l) to be filed under the UCC and all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) in all jurisdictions as may be necessary or, in the opinion of Agents, desirable to perfect Administrative Agent’s Lien on the Collateral and ensure such Collateral is free and clear of other Liens, other than Permitted Liens;

10.

certified copies of UCC, tax lien and judgment searches, or other evidence satisfactory to Agents, listing all effective financing statements which name each Credit Party (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions requested by Agents, together with copies of such other financing statements;

11.

a copy of the charter or other similar Organizational Document of each Credit Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by either (a) the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Credit Party is organized or incorporated, or (b) in those jurisdictions where a Governmental Authority does not customarily certify as to any Organizational Documents, a director or other officer of the applicable Credit Party.

12.

to the extent customarily provided in the relevant jurisdiction, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Credit Party is organized, dated reasonably near the date of the initial extension of credit, certifying that such Person is duly organized and in good standing or in full force and effect under the laws of such jurisdiction.

13.

a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Credit Party (or, if such Credit Party has not appointed any officers, the Secretary, Assistant Secretary or other appropriate Responsible Officer of the (direct or indirect) holder of all of the Capital Stock of such Credit Party) dated the Closing Date and certifying (a) that attached thereto is a true and complete copy of the by-laws, or operating or partnership agreement or other similar Organizational Document of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (b) below, (b) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors, managers or members, as applicable authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) that the certificate or articles of incorporation, partnership agreement or other Organizational Documents of such Credit Party have not been amended since the date set forth therein, (d) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party.

14.	receipt and satisfactory review by Agent of an updated IP Appraisal;
15.	the G-III Intercreditor Agreement, duly executed by G-III, Halston IP and the Administrative Agent;
16.

all documentation and other information about the Credit Parties with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act (including a completed OFAC questionnaire and, if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulations, a Beneficial Ownership Certification with respect to such Credit Party);

17.	a fully executed pay-off letter with respect to the loan payable to Israel Discount Bank of New York;
18.	[reserved];
19.	[reserved];
20.	evidence and certificates of insurance as required pursuant to Section 7.16;
21.

evidence reasonably satisfactory to Agents that immediately subsequent to the Closing Date, the Liquid Assets of Borrower and the Included Subsidiaries on a consolidated basis shall be at least $2,896,763.83; provided, however, solely for purposes of determining compliance with this clause 21, no Control Agreements shall be required on Deposit Accounts in which cash and Cash Equivalents are deposited for such cash and Cash Equivalents to constitute “Liquid Assets” as of the Closing Date;

22.	executed opinion of counsel to the Credit Parties in form and scope customary for the transactions contemplated under this Agreement and the other Loan Documents; and
23.	such other certificates, documents and agreements respecting any Credit Party as Agents may reasonably request.

SCHEDULE II

FINANCIAL COVENANTS

1.

Minimum Liquid Assets.  Liquid Assets of the Borrower and Included Subsidiaries on a consolidated basis shall be at least (i) from and after the Closing Date until March 31, 2025, $2,049,754.10 and (ii) at all times from and after March 31, 2025, $4,049,754.10; provided that, notwithstanding the foregoing clause (ii), in the event that the Minimum Equity Raise is completed by May 31, 2025, the Liquid Assets of the Borrower and Included Subsidiaries on a consolidated basis shall be at least $2,049,754.10 at all times following such date; provided, further, that on the date the Administrative Agent receives evidence, satisfactory to the Administrative Agent in the Administrative Agent’s sole discretion, of the irrevocable payment in full of the Comfortex Settlement Amount (and any interest and fees accrued thereon) and full satisfaction of the Claims (as defined in the Comfortex Settlement Agreement), the applicable minimum Liquid Assets requirement set forth herein shall be reduced by $285,000; provided, further, that on the date the Administrative Agent receives evidence, satisfactory to the Administrative Agent in the Administrative Agent’s sole discretion, of the irrevocable payment in full of $264,754.10 (or such lesser amount as determined in Administrative Agent’s sole discretion) (such applicable amount, the “Group JS Shortfall Amount”) in respect of the G-III License Agreement related to potential shortfalls in royalty payments from Group JS International, Ltd. for the fiscal year 2024, the applicable minimum Liquid Assets requirement set forth herein shall be reduced by $264,754.10; provided, further, that (x) until the date that the Administrative Agent receives evidence, satisfactory to the Administrative Agent in the Administrative Agent’s sole discretion, of entry by the Borrower into a payment plan (the “Tax Lien Payment Plan”) with the IRS in respect of the federal tax lien set forth on Disclosure Schedule 7.9, in form and substance satisfactory to the Administrative Agent (such date, the “Payment Plan Effective Date”), the applicable minimum Liquid Assets requirement set forth herein shall increase by $30,000 on the last day of each Fiscal Quarter starting with the Fiscal Quarter ending March 31, 2025 (the aggregate amount of such increases, the “Tax Lien Reserve Amount”), and (y) following the Payment Plan Effective Date, the applicable minimum Liquid Assets requirement set forth herein shall be reduced on the last day of each Fiscal Month by the amount of the cash payment made in accordance with the Tax Lien Payment Plan during such Fiscal Month, until such aggregate reductions equal the Tax Lien Reserve Amount; provided, further, that all of the assets included pursuant to clause (a) of the definition of Liquid Assets used to determine compliance with this Section 1 shall be held by Xcel Holdings.

2.

Minimum Actual Revenues.  The Actual Revenues of Borrower and Included Subsidiaries on a consolidated basis at the end of each Fiscal Quarter for the testing periods set forth below shall not be less than the minimum Actual Revenue amounts set forth below in respect of the applicable brands:

Fiscal Quarter Ending	Testing Period	Minimum Actual Revenues in respect of all brands included in the Borrowing Base	Minimum Actual Revenues in respect of the Halston brand	Minimum Actual Revenues in respect of the C. Wonder brand
March 31, 2025	Trailing 3 Months	$1,701,293	$648,000	$448,979
June 30, 2025	Trailing 3 Months	$2,072,926[1]	$756,000[1]	$610,026[1]
September 30, 2025	Trailing 3 Months	$2,559,434[1]	$864,000[1]	$1,016,228[1]
December 31, 2025	Trailing 12 Months	$9,485,705[1]	$3,132,000[1]	$3,505,520[1]
March 31, 2026	Trailing 12 Months	$9,940,837	$3,414,000	$3,502,441
June 30, 2026	Trailing 12 Months	$10,822,863	$4,074,000	$3,513,315
September 30, 2026	Trailing 12 Months	$12,186,042	$5,058,000	$3,682,046
December 31, 2026	Trailing 12 Months	$14,029,837	$6,400,000	$3,856,160
March 31, 2027	Trailing 12 Months	$14,246,525	$6,400,000	$3,911,260
June 30, 2027	Trailing 12 Months	$14,578,999	$6,400,000	$4,064,360
September 30, 2027	Trailing 12 Months	$14,861,811	$6,400,000	$4,171,400
December 31, 2027	Trailing 12 Months	$15,169,715	$6,400,000	$3,856,160
March 31, 2028	Trailing 12 Months	$15,169,715	$6,400,000	$3,911,260
June 30, 2028	Trailing 12 Months	$15,169,715	$6,400,000	$4,064,360
September 30, 2028	Trailing 12 Months	$15,169,715	$6,400,000	$4,171,400
December 31, 2028	Trailing 12 Months	$15,169,715	$6,400,000	$4,171,400

[1]	If the Minimum Equity Raise is not completed by May 31, 2025, such minimum Actual Revenues amount shall be increased by 12.5%.

SCHEDULE III

ADDRESSES FOR NOTICES

Administrative Agent and FEAC’s Address:

Name:	FEAC Agent, LLC
Address:	500 Boylston Street, Suite 1200 Boston, Massachusetts 02116
Attention:	Lisa Galeota
Telephone:	(617) 790-6017
e-mail:	lisa.galeota@firsteagle.com, and

Attention:	Michelle Handy
Managing Director, Head of Portfolio & Underwriting
500 Boylston Street, Suite 1200
Boston, Massachusetts 02116
Telephone:	(617) 790-6071
e-mail:	michelle.handy@firsteagle.com

Each Lender’s Address:

As set forth in such Lender’s Administrative Questionnaire
Each Credit Party’s and Borrower’s Address:

Name:	Xcel Brands, Inc.
Address:	550 Seventh Avenue, 11th Floor
New York, New York 10018
Attention:	James Haran
Telephone:	(347) 532-5891
Facsimile:	(347) 436-9178
e-mail:	jharan@xcelbrands.com

SCHEDULE IV

COMMITMENTS

Term Loan A Commitments:

Initial Term Loan A Lenders	Initial Term Loan A Commitment
First Eagle Credit Opportunities Fund SPV, LLC	$1,316,748.63
First Eagle Private Credit Fund SPV, LLC	$1,316,748.63
First Eagle PEI Fund SPV, LLC	$1,316,748.64
Total:	$3,950,245.90

Delayed Draw Term Loan A Lenders	Delayed Draw Term Loan A Commitment
First Eagle Credit Opportunities Fund SPV, LLC	$683,251.37
First Eagle Private Credit Fund SPV, LLC	$683,251.37
First Eagle PEI Fund SPV, LLC	$683,251.36
Total:	$2,049,754.10

Term Loan B Commitments:

Term Loan B Lender	Term Loan B Commitment
ReStore Capital (XELB), LLC	$4,000,000
Total:	$4,000,000

EXHIBIT A-1

FORM OF INITIAL TERM LOAN A NOTE

$[_________]             [________], 2024

This Initial Term Loan A Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of December 12, 2024 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among [          ] (“Lender”), XCEL BRANDS, INC. (“Borrower”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto as Lenders, FEAC Agent, LLC, as administrative agent and collateral agent for Lenders, and Restore Capital, LLC, as agent for the Term Loan B Lenders.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the offices of Administrative Agent located at 500 Boylston Street, Suite 1200, Boston, Massachusetts 02116 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(i)the principal sum of [________] ($[________]), payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof, on the dates and in the manner set forth in the Loan Agreement, with the entire unpaid balance due and payable on the Term Loan Maturity Date; and

(ii)interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate and set forth in the Loan Agreement on the dates and in the manner set forth in the Loan Agreement.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate to the extent provided by the Loan Agreement.  In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Initial Term Loan A Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

Payments received by Lender shall be applied against principal and interest as provided for in the Loan Agreement.  This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together

1

with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:
Name:
Title:

2

EXHIBIT A-2

FORM OF TERM LOAN B NOTE

$[_________]       [________], 2024

This Term Loan B Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of December 12, 2024 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among [_________] (“Lender”), XCEL BRANDS, INC. (“Borrower”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto as Lenders, FEAC Agent, LLC, as administrative agent and collateral agent for Lenders, and Restore Capital, LLC, as agent for the Term Loan B Lenders.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the offices of Administrative Agent located at 500 Boylston Street, Suite 1200, Boston, Massachusetts 02116 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(i)the principal sum of [________] ($[________]), payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof, on the dates and in the manner set forth in the Loan Agreement, with the entire unpaid balance due and payable on the Term Loan Maturity Date; and

(ii)interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate and set forth in the Loan Agreement on the dates and in the manner set forth in the Loan Agreement.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate to the extent provided by the Loan Agreement.  In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Term Loan B Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

Payments received by Lender shall be applied against principal and interest as provided for in the Loan Agreement.  This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together

1

with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:
Name:
Title:

2

EXHIBIT A-3

FORM OF DELAYED DRAW TERM LOAN A NOTE

$[_________]       [________], 2024

This Delayed Draw Term Loan A Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of December 12, 2024 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among [_________] (“Lender”), XCEL BRANDS, INC. (“Borrower”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto as Lenders, FEAC Agent, LLC, as administrative agent and collateral agent for Lenders, and Restore Capital, LLC, as agent for the Term Loan B Lenders.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the offices of Administrative Agent located at 500 Boylston Street, Suite 1200, Boston, Massachusetts 02116 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(i)the principal sum of [________] ($[________]), payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof, on the dates and in the manner set forth in the Loan Agreement, with the entire unpaid balance due and payable on the Term Loan Maturity Date; and

(ii)interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate and set forth in the Loan Agreement on the dates and in the manner set forth in the Loan Agreement.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate to the extent provided by the Loan Agreement.  In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Delayed Draw Term Loan A Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

Payments received by Lender shall be applied against principal and interest as provided for in the Loan Agreement.  This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together

1

with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:
Name:
Title:

2

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

(see attached)

1

EXHIBIT C

FORM OF CERTIFICATE OF COMPLIANCE

[Date]

This Compliance Certificate (this “Certificate”) is given by Xcel Brands, Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Loan and Security Agreement, dated as of December 12, 2024, among Borrower, the other Credit Parties party thereto from time to time, Lenders party thereto from time to time, FEAC Agent, LLC, as administrative agent and collateral agent for such Lenders, and Restore Capital, LLC, as agent for the Term Loan B Lenders (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned is a Responsible Officer of Borrower and is duly authorized to execute and deliver this Certificate on behalf of Credit Parties.  By executing this Certificate, such officer of Borrower hereby certifies to the Agents and Lenders on behalf of Credit Parties that:

1.The Financial Statements attached hereto for the Fiscal [Quarter][Year] ending ____________________ are true and complete in all material respects and fairly present in all material respects the financial condition of Borrower and the Included  Subsidiaries as at the end of such Fiscal [Quarter][Year].

2.The calculations set forth in Annex 1 are computations of the financial covenants set forth on Schedule II of the Loan Agreement calculated from the Financial Statements in accordance with the terms of the Loan Agreement.

3.Based upon a review of the activities of Borrower and the Included Subsidiaries and the Financial Statements during the period covered thereby, as of the date hereof, [no Default or Event of Default has occurred under the Credit Agreement][a Default or Event of Default has occurred, as described on Annex 3 hereto, and the action proposed to be taken with respect thereto is described on Annex 3 hereto].

4.Annex 4 sets forth a list of each new Material Contract entered into by any Credit Party since the date of the last Compliance Certificate delivered pursuant to the Loan Agreement. Except as set forth on Annex 4, there has been no termination of, any amendment to or other modification of or any default under, any Material Contract.

5.At all times during the Fiscal [Quarter][Year] ending ____________________, the Credit Parties were in compliance with the financial covenant set forth in Section 1 of Schedule II of the Loan Agreement.

6.As of the Fiscal Quarter ending ______________ the Credit Parties were in compliance with the financial covenants set forth in Section 2 of Schedule II of the Loan Agreement.

2

7.No Credit Party has formed or acquired any Subsidiary except for:  [List new Subsidiaries].

3

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first above written.

XCEL BRANDS, INC.,
as Borrower

By:
Name:
Title:

4

EXHIBIT D

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [Insert Name of Credit Party], a [Insert Credit Party’s State of Formation] [Insert Credit Party’s form of organization] (“Grantor”) to FEAC Agent, LLC (hereinafter referred to as “Attorney”), as Administrative Agent, under a Loan and Security Agreement, dated as of December 12, 2024 and other related documents (the “Loan Documents”, capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Loan Documents).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to sell, transfer, pledge make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State of New York and as fully and completely as though Attorney were the absolute owner thereof for all purposes, and to do at the Grantor’s expense, at any time, or from time to time, all acts and things which Attorney deems necessary to protect, preserve or realize upon the Collateral and Attorney’s security interest therein, in order to effect the intent of the Loan Documents, all as fully and effectively as Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) the exercise of voting rights with respect to voting securities, which rights may be exercised, if Attorney so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

1

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor on [          ].

[Insert Name of Credit Party]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this _____ day of ______________, 2024, ______________, who is personally known to me appeared before me in his/her capacity as the ____________ of __________ (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of FEAC Agent, LLC to which this Certificate is attached.

Notary Public

2

EXHIBIT E

FORM OF QUARTERLY ROYALTY COLLECTIONS REPORT

[Credit Party Name]

Royalty Collection Report

Quarter Ending [___________________]

Account No.	Licensee	Contract Year	[Quarter] Revenue Payments Received	[Quarter] Guaranteed Minimum Royalties	[Quarter] Revenues (GAAP Basis)

			[Total]	[Total]	[Total]

1

EXHIBIT F

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT, dated as of the Closing Date, is entered into between ___________ (“Assignor”) and ___________ (“Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Xcel Brands, Inc., a Delaware (“Borrower”)
Agent:	FEAC Agent, LLC, as administrative and collateral agent for Lenders (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)
Loan Agreement:

Loan and Security Agreement, dated as of December 12, 2024, among Borrower, the other Credit Parties party thereto, Lenders, the Agent, and Restore Capital, LLC, as Term Loan B Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement)

Effective Date:	_________, ____
Loans/ Commitment Assigned	Aggregate amount of Commitments or principal amount of Loans for all Lenders	Aggregate amount of Commitments or principal amount of Loans Assigned	Percentage Assigned
Term Loan A	$______________	$______________	__.___%
Term Loan B	$______________	$______________	__.___%

Section 1.Assignment.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Loan Agreement and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.Representations, Warranties and Covenants of Assignor.  Assignor (a) represents and warrants to Assignee and the Agents that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with the Loan Agreement.

Section 3.Representations, Warranties and Covenants of Assignee.  Assignee (a) represents and warrants to Assignor and the Agents that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of _______, a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Agent, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Equity Interests and agrees to use such information in accordance with the Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under the Loan Agreement and (h) to the extent required pursuant to Section 3.4(f) of the Loan

Agreement, attaches two completed originals of IRS Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.Determination of Closing Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by the Loan Agreement, Borrower, this Assignment (including its attachments) will be delivered to Administrative Agent for its acceptance and recording in the Register.  The Closing Date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by Administrative Agent and (ii) the recording of this Assignment in the Register.  Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.Effect.  As of the Effective Date, (a) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Loan Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Closing Date.

Section 6.Distribution of Payments.  On and after the Closing Date, Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.Miscellaneous.

(a)The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agents and their Related Persons and their successors and assigns.

(c)This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED and AGREED
this __ day of ______ _____:

FEAC AGENT, LLC, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

XCEL BRANDS, INC.,
as Borrower

By:
Name:
Title: